PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 27, 1998)
                                  $733,054,035
                                 (APPROXIMATE)
                                  CWMBS, INC.
                                   DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER
                 RESIDENTIAL ASSET SECURITIZATION TRUST 1998-A1

---------------------------------------------------------
     The Mortgage Pass-Through Certificates, Series 1998-A (collectively, the 'Certificates') will represent the entire beneficial interest in Residential Asset Securitization Trust 1998-A1 (the 'Trust Fund'). The Trust Fund will consist primarily of a pool (the 'Mortgage Pool') of fixed-rate Mortgage Loans secured by first liens on one- to four-family residential properties. Only the Classes identified in the table below (collectively, the 'Offered Certificates') are offered hereby.
                            ------------------------
     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                          INITIAL CLASS CERTIFICATE
                                                                                 BALANCE (1)                PASS-THROUGH RATE
Class A-1                                                                       $ 307,651,940                      7.00%
Class A-2                                                                       $  39,125,000                      6.75%
Class A-3                                                                       $  16,835,000                      6.75%
Class A-4                                                                       $ 106,500,000                      6.75%
Class A-5                                                                       $ 119,750,479                      6.75%
Class A-6                                                                       $  11,394,516                        (2)
Class A-7                                                                       $  79,275,000                      6.75%
Class A-8                                                                       $  15,406,000                      6.75%
Class X-1                                                                                  (3)                       (4)
Class X-2                                                                                  (3)                       (4)
Class A-R                                                                       $         100                      6.75%
Class B-1                                                                       $  23,010,000                      6.75%
Class B-2                                                                       $   8,910,000                      6.75%
Class B-3                                                                       $   5,196,000                      6.75%

(1) Subject to the permitted variance described herein.
(2) The Class A-6 Certificates will be Principal Only Certificates and will not bear interest.
(3) The Class X-1 and Class X-2 Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their respective Notional Amounts (initially expected to be approximately $579,896,000 and $162,437,907, respectively).
(4) The Pass-Through Rates for the Class X-1 and Class X-2 Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans over (b) 6.75% per annum. The Pass-Through Rates for the Class X-1 and Class X-2 Certificates for the first Distribution Date are each expected to be approximately 1.061% per annum.

     The Senior Certificates, other than the Class X-1 and Class X-2 Certificates (the 'Underwritten Senior Certificates'), offered hereby will be purchased by Donaldson, Lufkin & Jenrette Securities Corporation (the 'Senior Certificate Underwriter') from the Depositor and will be offered by the Senior Certificate Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Class B-1, Class B-2 and Class B-3 Certificates (the 'Underwritten Subordinated Certificates' and, together with the Underwritten Senior Certificates, the 'Underwritten Certificates') will be purchased by Greenwich Capital Markets, Inc. (the 'Subordinated Certificate Underwriter' and, together with the Senior Certificate Underwriter, the 'Underwriters') from the Depositor and will be offered by the Subordinated Certificate Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Certificates are expected to be approximately 99.66% of the aggregate principal balance of the Offered Certificates plus accrued interest, before deducting issuance expenses payable by the Depositor. The Class X-1 and Class X-2 Certificates will be transferred to the Seller (or an affiliate thereof) on or about January 29, 1998 as partial consideration for the sale of the Mortgage Loans to the Depositor.

     The Underwritten Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Underwritten Certificates, other than the Class A-R Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company and that the Class A-R Certificates will be delivered at the offices of Donaldson, Lufkin & Jenrette Securities Corporation in New York, New York, in each case on or about January 29, 1998.

DONALDSON, LUFKIN & JENRETTE                                  [GREENWICH
SECURITIES CORPORATION                                         CAPITAL MARKETS
                                                               LOGO]


JANUARY 28, 1998

     The Mortgage Loans will be sold to the Depositor by IndyMac, Inc. ('IndyMac').

     For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to which elections will be made to treat each as a 'real estate mortgage investment conduit' (a 'REMIC'). See 'Description of the Certificates -- Separate REMIC Structure' herein. As described more fully herein and in the Prospectus, the Certificates, other than the Class A-R Certificates, will be designated as the 'regular interests' in the Master REMIC. The Class A-R Certificates will constitute the beneficial ownership of the 'residual interests' in both the Master REMIC and the Subsidiary REMIC. Prospective investors are cautioned that a Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

     The Class A-R Certificates will be subject to certain transfer restrictions. See 'Description of the Certificates -- Restrictions on Transfer of the Class A-R Certificates' herein.

     THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH MAY VARY SIGNIFICANTLY OVER TIME. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, AND PARTICULARLY THE PRINCIPAL ONLY CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, AND PARTICULARLY THE NOTIONAL AMOUNT CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. HOLDERS OF THE NOTIONAL AMOUNT CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH HOLDERS TO RECOVER THEIR INITIAL INVESTMENTS. THE YIELDS TO INVESTORS IN THE OFFERED CERTIFICATES, AND PARTICULARLY THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES, ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF NET INTEREST SHORTFALLS OR REALIZED LOSSES, OR THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

     Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but neither Underwriter has any obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus of the Depositor dated January 27, 1998 (the 'Prospectus') and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates...............  Mortgage Pass-Through Certificates, Series 1998-A (the 'Certificates').
Offered Certificates................  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
                                      A-7, Class A-8, Class X-1, Class X-2, Class A-R, Class B-1, Class B-2 and
                                      Class B-3 Certificates. Only the Offered Certificates are offered hereby.
                                      The aggregate of the initial Class Certificate Balances of the Offered
                                      Certificates will be subject to a permitted variance of plus or minus 5%.
                                      Variances in the Class Certificate Balances may result in variances in the
                                      Notional Amounts of the Notional Amount Certificates.
                                      The Notional Amount of the Class X-1 Certificates for any Distribution Date
                                      will equal the greater of (i) the Notional Amount thereof on the prior
                                      Distribution Date (or, in the case of the first Distribution Date, on the
                                      Closing Date) minus the decline in the Stated Principal Balances of the
                                      Mortgage Loans since such prior Distribution Date or Closing Date, as applicable, and (ii) the amount set forth in Schedule I hereto opposite the applicable Distribution Date; provided, however, that on and after the date on which the Notional Amount of the Class X-2 Certificates is reduced to zero, the Notional Amount of the Class X-1 Certificates will be calculated solely pursuant to clause (i), less the portion, if any, applied to reduce the Notional Amount of the Class X-2 Certificates to zero on such date. The
                                      Notional Amount of the Class X-2 Certificates for any Distribution Date
                                      will be equal to the difference, if any, between (i) the Stated Principal
                                      Balances of the Mortgage Loans with respect to such Distribution Date and
                                      (ii) the Notional Amount of the Class X-1 Certificates for such
                                      Distribution Date.
Certificates other than the Offered
  Certificates......................  In addition to the Offered Certificates, the following Classes of
                                      Subordinated Certificates will be issued in the indicated approximate initial Class Certificate Balances and will bear interest at the indicated
                                      Pass-Through Rates, but are not offered hereby:

                                                                                       INITIAL CLASS
                                                                                        CERTIFICATE     PASS-THROUGH
                                                                                          BALANCE           RATE
                                                                                       -------------    ------------

                                      Class B-4(1)..................................    $  4,082,000        6.75%
                                      Class B-5(1)..................................    $  2,227,000        6.75%
                                      Class B-6(1)..................................    $  2,970,872        6.75%

                                      ------------------------
                                      (1) The Class B-4, Class B-5 and Class B-6 Certificates will provide limited credit support for the Senior Certificates and the other
                                      Subordinated Certificates as described herein.
                                      Any information contained herein with respect to the Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the Offered Certificates.
Designations
  Regular Certificates..............  All Classes of Certificates other than the Class A-R Certificates.
  Residual Certificates.............  Class A-R Certificates.

  Senior Certificates...............  Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
                                      A-7, Class A-8, Class X-1, Class X-2 and Class A-R Certificates.
  Subordinated Certificates.........  Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
                                      Certificates.
  Principal Only Certificates.......  Class A-6 Certificates.
  Notional Amount Certificates......  Class X-1 and Class X-2 Certificates.
  Fixed Rate Certificates...........  All Classes of Certificates other than the Class A-6, Class X-1 and Class
                                      X-2 Certificates.
  Variable Rate Certificates........  Class X-1 and Class X-2 Certificates.
  Physical Certificates.............  Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.
  Book-Entry Certificates...........  All Classes of Certificates other than the Physical Certificates.
Trust Fund..........................  The Certificates will represent the entire beneficial ownership interest in the Trust Fund, which will consist primarily of the Mortgage Pool.
Pooling and Servicing Agreement.....  The Certificates will be issued pursuant to a Pooling and Servicing
                                      Agreement dated as of January 1, 1998 (the 'Agreement') among the
                                      Depositor, the Seller, the Master Servicer and the Trustee.
Depositor...........................  CWMBS, Inc. (the 'Depositor'), a Delaware corporation and a limited purpose finance subsidiary of Countrywide Credit Industries, Inc. See 'The
                                      Depositor' in the Prospectus.
Seller and Master Servicer..........  IndyMac, Inc. ('IndyMac' or the 'Seller' and, in its capacity as master servicer of the Mortgage Loans, the 'Master Servicer'). See 'Servicing of
                                      Mortgage Loans -- The Master Servicer' herein. The Mortgage Loans were acquired in the normal course of its business by the Seller and were acquired by the Depositor in a privately negotiated transaction. The Master
                                      Servicer will be responsible for the servicing of the Mortgage Loans and will receive the Master Servicing Fee from interest collected on the
                                      Mortgage Loans. See 'Servicing of Mortgage Loans -- Servicing Compensation
                                      and Payment of Fees' herein.
Trustee.............................  The Bank of New York, a banking corporation organized under the laws of the
                                      State of New York (the 'Trustee').
Cut-off Date........................  January 1, 1998.
Closing Date........................  On or about January 29, 1998.
Determination Date..................  The 18th day of each month or, if such day is not a business day, the first business day thereafter.
Mortgage Loans......................  The Mortgage Pool will consist primarily of 30-year conventional fixed-rate
                                      Mortgage Loans secured by first liens on one- to four-family residential properties. Distributions of principal and interest on the Certificates will be based solely on payments received on the Mortgage Loans as described herein. See 'The Mortgage Pool' herein.
Distribution Date...................  The 25th day of each month or, if such day is not a business day, the first business day thereafter, commencing in February 1998 (each, a 'Distribution
                                      Date'). Distributions on each Distribution Date will be made to
                                      Certificateholders of record as of the related Record Date, except that the final distribution on the Certificates will be made only upon presentment and surrender of the Certificates at the Corporate Trust Office of the
                                      Trustee.
Record Date.........................  The Record Date for each Distribution Date will be the last business day of the month preceding the month of such Distribution Date.

Priority of Distributions...........  Distributions will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on each interest-
                                      bearing Class of Senior Certificates; (ii) to principal of the Classes of
                                      Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under 'Description of the Certificates -- Principal,' in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; and (iii) to interest on and then principal of each
                                      Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth herein under 'Description of the
                                      Certificates -- Principal.'
                                      Under certain circumstances described herein, distributions from Available
                                      Funds for a Distribution Date that would otherwise be made on the
                                      Subordinated Certificates may be distributed instead on the Senior
                                      Certificates. See 'Description of the Certificates -- Allocation of Losses'
                                      herein.
Distributions of Interest...........  To the extent funds are available therefor, each interest-bearing Class of
                                      Certificates will be entitled to receive interest in the amount of the
                                      Interest Distribution Amount for such Class. The Class A-6 Certificates are
                                      Principal Only Certificates and will not bear interest.
  A. Interest Distribution
      Amount........................  For each interest-bearing Class of Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-
                                      Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be.
                                      With respect to each Distribution Date, the 'Interest Accrual Period' for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.
  B. Pass-Through Rate..............  The Pass-Through Rate for each interest-bearing Class of Offered
                                      Certificates for each Distribution Date will be as set forth on the cover page hereof or described herein.
                                      The Pass-Through Rates for the Class X-1 and Class X-2 Certificates for any
                                      Distribution Date will be equal to the excess of (a) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans over (b) 6.75% per annum. The Pass-Through Rates for the Class X-1 and Class X-2 Certificates
                                      for the first Distribution Date are each expected to be approximately
                                      1.061% per annum.
Distributions of Principal..........  On each Distribution Date, to the extent funds are available therefor, principal distributions in reduction of the Class Certificate Balance of each Class of Certificates (other than the Notional Amount Certificates)
                                      will be made in the order and subject to the priorities set forth herein under 'Description of the Certificates -- Principal' in an aggregate amount equal to such Class' allocable portion of the Senior Principal Distribution
                                      Amount or the Subordinated Principal Distribution Amount, as applicable.
                                      The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal. See 'Description of the Certificates -- Principal' herein.
Credit Enhancement -- General.......  Credit enhancement for the Senior Certificates will be provided by the
                                      Subordinated Certificates. Credit enhancement for each Class of
                                      Subordinated Certificates (other than the Class B-6 Certificates) will be provided by the Class or Classes of Subordinated Certificates with higher numerical Class designations, as described below. The aggregate of the initial Class Certificate Balances of the Class B-4, Class B-5 and Class
                                      B-6 Certificates, which are the only Certificates supporting the Class B-3
                                      Certificates, is expected to be approximately $9,279,872.
Subordination.......................  The rights of holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans in the Trust Fund will be subordinated to such rights of the holders of the Senior Certificates, and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-1 Certificates) to receive distributions will be further subordinated to such rights of the holders of the Class or Classes of
                                      Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein.
                                      The subordination of the Subordinated Certificates to the Senior
                                      Certificates and the further subordination within the Subordinated
                                      Certificates are each intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on
                                      Mortgage Loans to the extent described herein. The Subordinated
                                      Certificates also provide protection to a lesser extent against Special
                                      Hazard Losses, Bankruptcy Losses and Fraud Losses. However, in certain circumstances, the amount of available subordination (including the limited subordination provided for certain types of losses) may be exhausted and shortfalls in distributions on the Certificates could result. Holders of
                                      Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount. See 'Description of the Certificates -- Priority of Distributions
                                      Among Certificates,' ' -- Allocation of Losses' and 'Credit
                                      Enhancement -- Subordination of Certain Classes' herein.
Advances............................  The Master Servicer is obligated to make cash advances ('Advances') with respect to delinquent payments of principal and interest on any Mortgage
                                      Loan to the extent described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Agreement. See 'Servicing of Mortgage
                                      Loans -- Advances' herein.
Prepayment Considerations and Risks;
  Reinvestment Risk.................  The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans.
                                      Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage
                                      Loans. Further, an investor should consider the risk that, in the case of the Principal Only Certificates and any other Offered Certificates purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other Offered
                                      Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the
                                      Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.
                                      Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which distributions of principal of the Offered
                                      Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered
                                      Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on such Offered Certificates. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Offered Certificates. See
                                      'Yield, Prepayment and Maturity Considerations' herein.
Optional Termination................  On any Distribution Date on which the Pool Principal Balance is less than
                                      10% of the Cut-off Date Pool Principal Balance, the Master Servicer will have the option to purchase, in whole, the Mortgage Loans and the REO
                                      Property, if any, remaining in the Trust Fund. See 'Description of the
                                      Certificates -- Optional Termination' herein.
Federal Income Tax Considerations...  For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to which elections will be made to treat each as a separate 'real estate mortgage investment conduit' ('REMIC'). The Regular
                                      Certificates will constitute 'regular interests' in the Master REMIC. The
                                      Class A-R Certificates will represent the beneficial ownership of the sole class of 'residual interest' in the Master REMIC and the sole class of residual interest in the Subsidiary REMIC and will be the class of Residual
                                      Certificates, as described in the Prospectus.
                                      The Class A-6 Certificates and the Notional Amount Certificates will, and depending on their respective issue prices certain other Classes of Offered
                                      Certificates may, be issued with original issue discount ('OID') for federal income tax purposes. See 'Certain Federal Income Tax Consequences'
                                      herein and in the Prospectus.
                                      The holders of the Class A-R Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Class A-R Certificates. See 'Description of the
                                      Certificates -- Restrictions on Transfer of the Class A-R Certificates'
                                      herein.
ERISA Considerations................  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a 'Plan') subject to the Employee Retirement Income Security
                                      Act of 1974, as amended ('ERISA'), could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986,
                                      as amended (the 'Code').
                                      Subject to the considerations and conditions described under 'ERISA
                                      Considerations' herein, it is expected that the Senior Certificates (other than the Class X-1, Class X-2 and Class A-R Certificates) may be purchased by a Plan.

                                      Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See 'ERISA
                                      Considerations' herein.
Legal Investment....................  The Senior Certificates and the Class B-1 Certificates will constitute
                                      'mortgage related securities' for purposes of the Secondary Mortgage Market
                                      Enhancement Act of 1984 ('SMMEA') so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.
                                      It is anticipated that the Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not constitute 'mortgage related securities' for purposes of SMMEA.
                                      Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered
                                      Certificates complies with applicable guidelines, policy statements or restrictions. See 'Legal Investment' in the Prospectus.
Ratings.............................  It is a condition of the issuance of the Senior Certificates that they be rated AAA by Duff & Phelps Credit Rating Company ('DCR') and that the
                                      Senior Certificates, other than the Class A-6, Class X-1 and Class X-2
                                      Certificates, be rated AAA by Standard & Poor's, a division of The
                                      McGraw-Hill Companies, Inc. ('S&P' and, together with DCR, the 'Rating
                                      Agencies'). It is a condition to the issuance of the Class A-6, Class X-1 and Class X-2 Certificates that they be rated AAAr by S&P. It is a condition to the issuance of the Class B-1, Class B-2 and Class B-3
                                      Certificates that they be rated at least AA, A and BBB, respectively, by
                                      DCR. The ratings of the Offered Certificates of any Class should be evaluated independently from similar ratings on other types of securities.
                                      A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.
                                      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered
                                      Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the
                                      Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies. See 'Ratings' herein.

                               THE MORTGAGE POOL

GENERAL

     The Depositor will purchase the Mortgage Loans from IndyMac, Inc. ('IndyMac') pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date among IndyMac, as Seller and Master Servicer, the Depositor and the Trustee (the 'Agreement') and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of holders of the Certificates (the
'Certificateholders').

     Under the Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under ' -- Assignment of Mortgage Loans,' will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Seller will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Agreement can be made and that such selection was not made in a manner intended to adversely affect the interests of the Certificateholders. See 'Mortgage Loan Program -- Representations by Sellers; Repurchases' in the Prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to such representations, warranties and covenants (including the Seller's repurchase obligation) to the Trustee for the benefit of the Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. IndyMac is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above. The obligations of IndyMac, as Master Servicer, with respect to the Certificates are limited to the Master Servicer's contractual servicing obligations under the Agreement.

     Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $742,333,907 (the 'Cut-off Date Pool Principal Balance'). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due on the first day of each month (the 'Due Date'). The Mortgage Loans to be included in the Mortgage Pool were acquired by the Seller in the normal course of its business and substantially in accordance with the underwriting criteria specified herein. At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ('Scheduled Payments') either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Mortgagors may prepay their Mortgage Loans at any time without penalty.

     Each Mortgage Loan was originated on or after March 1, 1994.

     The latest stated maturity date of any Mortgage Loan is February 1, 2028, and the earliest stated maturity date of any Mortgage Loan is October 1, 2013

     As of the Cut-off Date, no Mortgage Loan will be delinquent more than 30 days.

     No Mortgage Loan is subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

     Except for two Mortgage Loans, representing approximately 0.096% of the Cut-off Date Pool Principal Balance, each of the Mortgage Loans had a Loan-to-Value Ratio at origination of 95% or less. Except for 15

Mortgage Loans, representing approximately 0.371% of the Cut-off Date Pool Principal Balance, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ('FNMA'), the Federal Home Loan Mortgage Corporation ('FHLMC') or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See ' -- Underwriting Standards' herein.

     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)
--------------------------------------------------------------
                                    AGGREGATE
                        NUMBER OF   PRINCIPAL
ORIGINAL LOAN-TO-VALUE  MORTGAGE     BALANCE      PERCENT OF
      RATIOS (%)          LOANS    OUTSTANDING   MORTGAGE POOL
--------------------------------------------------------------
Up to  60.00...........     791    $130,246,244       17.55%
60.01 -  65.00.........     358      64,241,278        8.65
65.01 -  70.00.........     530      81,365,251       10.96
70.01 -  75.00.........   1,165     168,986,936       22.76
75.01 -  80.00.........   1,436     236,724,033       31.89
80.01 -  85.00.........      36       4,281,880        0.58
85.01 -  90.00.........     416      44,178,915        5.95
90.01 -  95.00.........      75      11,595,261        1.56
95.01-100.00...........       2         714,108        0.10
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

------------------------

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately: 71.28%.

                        ORIGINAL TERMS TO MATURITY(1)
--------------------------------------------------------------
                                    AGGREGATE
                        NUMBER OF   PRINCIPAL
   ORIGINAL TERM TO     MORTGAGE     BALANCE      PERCENT OF
   MATURITY (MONTHS)      LOANS    OUTSTANDING   MORTGAGE POOL
--------------------------------------------------------------
192....................       1    $     29,780        0.00%
240....................       2         237,513        0.03
264....................       1         137,817        0.02
300....................       3       1,047,077        0.14
348....................       1         114,885        0.02
352....................       1         205,948        0.03
358....................       1          48,572        0.01
359....................       1         111,845        0.02
360....................   4,798     740,400,470       99.73
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

------------------------

(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 359 months.

         CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
--------------------------------------------------------------
                                    AGGREGATE
   RANGE OF CURRENT     NUMBER OF   PRINCIPAL
     MORTGAGE LOAN      MORTGAGE     BALANCE      PERCENT OF
  PRINCIPAL BALANCES      LOANS    OUTSTANDING   MORTGAGE POOL
--------------------------------------------------------------

$     0 - $  50,000....     528    $ 20,631,893        2.78%
$ 50,001 - $ 100,000...   1,542     117,152,843       15.78
$100,001 - $ 150,000...     991     122,093,828       16.45
$150,001 - $ 200,000...     590     102,367,711       13.79
$200,001 - $ 250,000...     353      79,822,356       10.75
$250,001 - $ 300,000...     321      88,055,795       11.86
$300,001 - $ 350,000...     175      57,214,992        7.71
$350,001 - $ 400,000...     126      47,612,644        6.41
$400,001 - $ 450,000...      41      17,523,219        2.36
$450,001 - $ 500,000...      35      16,925,759        2.28
$500,001 - $ 550,000...      19      10,046,890        1.35
$550,001 - $ 600,000...      20      11,467,727        1.54
$600,001 - $ 650,000...      27      17,279,227        2.33
$650,001 - $ 700,000...       6       4,119,790        0.55
$700,001 - $ 750,000...       3       2,198,876        0.30
$750,001 - $ 800,000...       9       7,039,232        0.95
$800,001 - $ 850,000...       6       5,024,674        0.68
$850,001 - $ 900,000...       8       7,099,295        0.96
$900,001 - $ 950,000...       2       1,835,511        0.25
$950,001 - $1,000,000...       7      6,821,645        0.92
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

------------------------

(1) As of the Cut-off Date, the average current Mortgage Loan principal balance is expected to be approximately $154,363.

                       MORTGAGE RATES(1)
---------------------------------------------------------------
                                     AGGREGATE
                         NUMBER OF   PRINCIPAL
                         MORTGAGE     BALANCE      PERCENT OF
   MORTGAGE RATES (%)      LOANS    OUTSTANDING   MORTGAGE POOL
---------------------------------------------------------------
7.000 - 7.250...........      18    $  3,928,911        0.53%
7.251 - 7.500...........     144      36,055,006        4.86
7.501 - 7.750...........     415      97,802,126       13.17
7.751 - 8.000...........     954     185,193,950       24.95
8.001 - 8.250...........     938     146,852,679       19.78
8.251 - 8.500...........   1,028     137,325,673       18.50
8.501 - 8.750...........     595      66,798,613        9.00
8.751 - 9.000...........     363      37,704,959        5.08
9.001 - 9.250...........     242      19,879,728        2.68
9.251 - 9.500...........      87       8,265,304        1.11
9.501 - 9.750...........      25       2,526,958        0.34
                             ---    ------------       -----
   Total................   4,809    $742,333,907      100.00%
                             ---    ------------       -----
                             ---    ------------       -----

------------------------

(1) As of the Cut - off Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 8.196%.

                               OCCUPANCY TYPES(1)
--------------------------------------------------------------
                                    AGGREGATE
                        NUMBER OF   PRINCIPAL
                        MORTGAGE     BALANCE      PERCENT OF
    OCCUPANCY TYPE        LOANS    OUTSTANDING   MORTGAGE POOL
--------------------------------------------------------------
Primary Home...........   2,958    $560,447,496       75.50%
Second Home............     144      16,669,198        2.25
Investor...............   1,707     165,217,213       22.25
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

------------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                    STATE DISTRIBUTION OF MORTGAGED
                        PROPERTIES(1)
--------------------------------------------------------------
                                    AGGREGATE
                        NUMBER OF   PRINCIPAL
                        MORTGAGE     BALANCE      PERCENT OF
         STATE            LOANS    OUTSTANDING   MORTGAGE POOL
--------------------------------------------------------------
Arizona................     210    $ 21,153,812        2.85%
California.............   1,563     348,862,092       47.00
Colorado...............     311      45,784,851        6.17
Florida................     297      32,097,386        4.32
New Jersey.............     167      26,248,033        3.54
New York...............     294      42,282,673        5.70
Oregon.................     243      29,109,105        3.92
Utah...................     128      16,286,095        2.19
Washington.............     135      17,027,523        2.29
Other (1)..............   1,461     163,482,337       22.02
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

------------------------
(1) Other includes 42 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.64% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                          PURPOSE OF MORTGAGE LOANS
--------------------------------------------------------------
                                    AGGREGATE
                        NUMBER OF   PRINCIPAL
                        MORTGAGE     BALANCE      PERCENT OF
     LOAN PURPOSE         LOANS    OUTSTANDING   MORTGAGE POOL

--------------------------------------------------------------
Purchase...............   2,332    $324,368,249       43.70%
Refinance (Rate or
 Term).................   1,047     221,196,819       29.80
Refinance (cash-out)...   1,430     196,768,839       26.50
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

               DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
--------------------------------------------------------------
                                    AGGREGATE
                        NUMBER OF   PRINCIPAL
                        MORTGAGE     BALANCE      PERCENT OF
    TYPE OF PROGRAM       LOANS    OUTSTANDING   MORTGAGE POOL

--------------------------------------------------------------
Full...................   1,799    $276,097,035       37.19%
No Income/No Asset.....     412      48,740,253        6.57
Reduced................   2,598     417,496,619       56.24
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

                TYPES OF MORTGAGED PROPERTIES
--------------------------------------------------------------
                                    AGGREGATE
                        NUMBER OF   PRINCIPAL
                        MORTGAGE     BALANCE      PERCENT OF
     PROPERTY TYPE        LOANS    OUTSTANDING   MORTGAGE POOL
--------------------------------------------------------------
Single Family..........   3,805    $618,539,192       83.32%
Planned Unit
 Development (PUD).....      67      11,890,323        1.60
Low-Rise Condo.........     367      37,276,116        5.02
2-4 Units..............     494      65,768,459        8.86
Co-op..................      27       1,610,667        0.22
Townhomes..............      14       1,390,407        0.19
Highrise Condo.........      35       5,858,743        0.79
                        ---------  ------------      ------
   Total...............   4,809    $742,333,907      100.00%
                        ---------  ------------      ------
                        ---------  ------------      ------

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the 'Mortgage Note') (and any modification or amendment thereto) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original Mortgage Note that has been lost, the original instrument creating a first lien on the related Mortgaged Property (the 'Mortgage') with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the 'Mortgage File'). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed 720 days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a 'Deleted Mortgage Loan') from the Trust Fund and substitute in its place another mortgage loan (a 'Replacement Mortgage Loan'); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify either REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the Certificateholders on the related Distribution Date (a 'Substitution Adjustment Amount')), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

     IndyMac operates a conduit program established in April 1993 to purchase 'conventional non-conforming mortgage loans' (i.e., loans which are not insured by the FHA or partially guaranteed by the VA or which do not qualify for sale to FNMA or FHLMC) secured by first liens on one- to four- family residential properties. Non-conforming loans purchased by IndyMac pursuant to its underwriting programs typically differ from those purchased pursuant to the guidelines established by FNMA, FHLMC and the Government National Mortgage Association ('GNMA') primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of FNMA, FHLMC and GNMA, the performance of loans made thereunder may reflect higher delinquency rates and/or credit losses.

     IndyMac purchases mortgage loans from banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with IndyMac) and other mortgage loan originators (each, a 'Seller/Servicer'). Each Seller/Servicer must be an approved HUD mortgagee in good standing or a seller/servicer in good standing and approved by either FNMA or FHLMC. IndyMac approves individual institutions as eligible Seller/Servicers after an evaluation of certain criteria, including the Seller/Servicer's mortgage origination and servicing experience and financial stability.

     IndyMac currently operates three mortgage loan purchase programs as part of its conduit operations:

          1. Prior Approval Program. Under this program, IndyMac performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac issues an approval notice to a Seller/Servicer is a mortgage loan eligible for purchase pursuant to this program.

          2. Standard Delivery Program. Under this program, IndyMac does not perform a full underwriting review prior to purchase of a mortgage loan, but instead relies on the credit review and analysis performed by a mortgage pool insurer previously selected by IndyMac and its own post-purchase quality review. Only mortgage loans with mortgage pool insurance commitments are eligible for purchase pursuant to this program.

          3. Preferred Delegated Underwriting Program. Under this program, Seller/Servicers which meet certain eligibility requirements (each, a 'PDU Seller/Servicer') are allowed to underwrite mortgage loans for purchase without the need for either prior pool insurance approval or prior IndyMac approval. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the Seller/Servicer with more stringent requirements imposed on Seller/Servicers with lower net worth. Under the Preferred Delegated Underwriting Program, each PDU Seller/Servicer is required to underwrite mortgage loans in compliance with IndyMac's underwriting guidelines, as the same may have been modified pursuant to commitments negotiated with such PDU Seller/Servicer. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other two programs. Notwithstanding the Seller/Servicer's status as a PDU Seller/Servicer, certain types of mortgage loans are required to receive an approval notice prior to purchase. The majority of mortgage loans currently being purchased by IndyMac are originated under the Preferred Delegated Underwriting Program.

     All mortgage loans purchased by IndyMac must meet credit, appraisal and underwriting standards acceptable to IndyMac. Such underwriting standards, including negotiated modifications thereto (the 'Underwriting Standards'), are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the Underwriting Standards are permitted where compensating factors are present or in the context of negotiated bulk purchases. In addition, the requirements of a mortgage pool insurer may differ from the Underwriting Standards as a result of which mortgage loans certified by such mortgage pool insurer may not comply with the Underwriting Standards.

     IndyMac's Underwriting Standards for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $600,000, up to 85% for mortgage loans with original principal balances of up to $750,000 and up to 80% for mortgage loans with original principal balances of up to $1,500,000. IndyMac also acquires mortgage loans with principal balances up to $3,000,000 ('super jumbos') if the loan is secured by the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed 80%. For cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 80%, and the maximum 'cash out' amount permitted is based in part on the Loan-to-Value Ratio of the related mortgage loan. IndyMac generally does not purchase cash-out refinance mortgage loans with original principal balances in excess of $3,000,000.

     IndyMac's Underwriting Standards for mortgage loans secured by investor properties generally allow Loan-to-Value Ratios at origination of up to 90% for mortgage loans with original principal balances up to $225,000. IndyMac's Underwriting Standards permit mortgage loans secured by investor properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac generally requires a primary mortgage guaranty insurance policy insuring a portion of the balance of the mortgage loan equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers which have issued primary mortgage guaranty insurance policies with respect to the Mortgage Loans meet FNMA's or FHLMC's standards or are acceptable to the Rating Agencies. In certain circumstances, however, IndyMac does not require primary mortgage guaranty insurance on mortgage loans with principal balances up to $500,000 that have Loan-to-Value Ratios exceeding 80% but less than or equal to 95%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage guaranty insurance was obtained. Under such circumstances, the Certificateholders will not have the benefit of primary mortgage guaranty insurance coverage.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, IndyMac generally considers the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis.

     IndyMac purchases loans which have been originated under one of three documentation programs: the Full/Alternate Documentation Program, the Reduced Documentation Program and the No Income/No Asset Program.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

     Under the Reduced Documentation Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Mortgage loans underwritten under the Reduced Documentation Program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Under the Reduced Documentation Program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. For certain loans submitted under the Reduced Documentation Program with Loan-to-Value Ratios not exceeding 80%, income ratios for the prospective borrower are not calculated. Income ratios will not have been calculated for Mortgage Loans expected to constitute approximately 18.61% of the Cut-off Date Pool Principal Balance.

     Loans acquired under the Reduced Documentation Program include cash-out refinance loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Reduced Documentation Program, which range up to 90%, are more restrictive than under the Full/Alternate Documentation Program.

     Under the No Income/No Asset Program, emphasis is placed on the value and adequacy of the mortgaged property as collateral rather than on credit underwriting and assets of the borrower. Mortgage Loans underwritten under the No Income/No Asset Program are limited to borrowers with excellent credit histories. Under the No Income/No Asset Program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

     In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders, the Seller will be obligated, in accordance with the

Agreement, to cure such breach, to repurchase such Mortgage Loan at the Purchase Price or to substitute a qualified mortgage loan for such Mortgage Loan. See 'Mortgage Loan Program -- Representations by Sellers; Repurchases' in the Prospectus. If, however, the substance of such breach constitutes fraud in the origination of such Mortgage Loan and the Seller, at the time of such origination and on the Closing Date, had no actual knowledge of such fraud, the Seller shall have no obligation to cure such breach or to repurchase or substitute for such Mortgage Loan.

                          SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     IndyMac will act as Master Servicer. The principal executive offices of IndyMac are located at 155 North Lake Avenue, Pasadena, California 91101.

     The Master Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Agreement employing that degree of skill and care which it employs in servicing mortgage loans comparable to the Mortgage Loans serviced by the Master Servicer for itself or others. The Master Servicer intends to perform its servicing obligations under the Agreement through one or more Seller/Servicers. Notwithstanding any such servicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

SERVICING AND COLLECTION PROCEDURES

     IndyMac has entered into contracts (each a 'Seller/Servicer Contract') with Seller/Servicers to sell mortgage loans to IndyMac and, in most cases, to perform, as independent contractors, servicing functions for IndyMac subject to its supervision. Such servicing functions include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. IndyMac may permit Seller/Servicers to contract with subservicers to perform some or all of the Seller/Servicer's servicing duties, but the Seller/Servicer will not thereby be released from its obligations under the Seller/Servicer Contract. IndyMac also may enter into servicing contracts directly with an affiliate of a Seller/Servicer or permit a Seller/Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Seller/Servicer as described above, and the Seller/Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Seller/Servicer includes any such affiliate or third party. IndyMac may perform certain supervisory functions with respect to servicing by the Seller/Servicers directly or through an agent or independent contractor and will be responsible for administering and servicing the Mortgage Loans pursuant to the Agreement. On or before the Closing Date, IndyMac will establish one or more accounts (the 'Collection Account') into which each Seller/Servicer will remit collections on the mortgage loans serviced by it (net of its related servicing compensation). For purposes of the Agreement, IndyMac, as Master Servicer, will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Seller/Servicer regardless of whether such amounts are remitted by the Seller/Servicer to IndyMac. IndyMac has reserved the right to remove the Seller/Servicer servicing any Mortgage Loan at any time and will exercise that right if IndyMac considers such removal to be in the best interest of the Certificateholders. In the event that IndyMac removes a Seller/Servicer, IndyMac will continue to be responsible for servicing the related Mortgage Loans.

     Two Seller/Servicers will be servicing more than 10% of the principal balance of the Mortgage Pool. It is expected that these Seller/Servicers will be servicing approximately 10.46% and 58.73%, respectively, of the principal balance of the Mortgage Pool as of the Cut-off Date.

     In connection with the servicing of defaulted Mortgage Loans, the Master Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to such Mortgage Loans. The Master Servicer shall be entitled to reasonable compensation for providing such services.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, as of December 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997 on approximately $6.8 billion, $9.4 billion, $11.1 billion and $12.5 billion, respectively, in outstanding principal balance of conventional mortgage loans master serviced by the Master Servicer. IndyMac commenced master servicing conventional mortgage loans during April 1993. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans in the future:

                                                            AS OF DECEMBER 31,         AS OF SEPTEMBER 30,
                                                      ------------------------------   -------------------
                                                       1994        1995        1996           1997
                                                      ------      ------      ------   -------------------

Total Number of Conventional Mortgage Loans in
  Portfolio......................................     30,803      53,101      68,209          80,496
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End(1):
     30-59 days..................................       0.83%       2.30%       2.39%           2.08%
     60-89 days..................................       0.13        0.42        0.52            0.48
     90 days or more (excluding pending
       foreclosures).............................       0.09        0.38        0.81            0.95
                                                      ------      ------      ------         -------
          Total Delinquencies....................       1.05%       3.10%       3.72%           3.51%
                                                      ------      ------      ------         -------
                                                      ------      ------      ------         -------
Foreclosures pending.............................       0.07%       0.30%       0.65%           0.56%
                                                      ------      ------      ------         -------
          Total delinquencies and foreclosures
            pending..............................       1.12%       3.40%       4.37%           4.07%
                                                      ------      ------      ------         -------
                                                      ------      ------      ------         -------

------------

(1)  As a percentage of the total number of loans master serviced.

     There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in several regions of the country. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Pool are payable out of the interest payments on each Mortgage Loan. The Expense Fees will vary from Mortgage Loan to Mortgage Loan. The rate at which the Expense Fees accrue (the 'Expense Fee Rate') is expected to range from 0.384% to 1.134% per annum, in each case of the Stated Principal Balance of the related Mortgage Loan. As of the Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.384%. The Expense Fees consist of (a) master servicing compensation payable to the Master Servicer in respect of its master servicing activities (the 'Master Servicing Fee'), (b) servicing compensation payable to the Seller/Servicers in respect of their servicing activities (the 'Servicing Fee') and (c) fees payable to the Trustee in respect of its activities as trustee under the Agreement. The Master Servicing Fee will be 0.125% per annum of the Stated Principal Balance of each Mortgage Loan. The Servicing Fee payable to each Seller/Servicer will vary from Mortgage Loan to Mortgage Loan and is expected to range from 0.250% to 1.000% per annum, in each case of the Stated Principal Balance of the related Mortgage Loan serviced by such Seller/Servicer. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid

Mortgage Loans, as described herein under ' -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans.' The Master Servicer or the related Seller/Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Collection Account and the Distribution Account. The Adjusted Net Mortgage Rate of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received during a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Agreement, the Master Servicing Fee for any month will be reduced by an amount with respect to each such prepaid Mortgage Loan sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any month exceed the amount of the Master Servicing Fee for such month, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See 'Description of the Certificates -- Interest' herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds, funds advanced by the related Seller/Servicers or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Master Servicing Fee and the applicable Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ('REO Property') (any such advance, an 'Advance').

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a deposit in the Certificate Account as required under the Agreement, including any failure to make an Advance, will constitute an Event of Default under the Agreement if such failure remains unremedied for five days after written notice thereof. If the Master Servicer is terminated as a result of the occurrence of an Event of Default, the Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement.

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of one or more Classes of Subordinated Certificates or of a class of securities representing interests in one or more Classes of Subordinated Certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Master Servicer acted pursuant to its normal servicing procedures.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Mortgage Pass-Through Certificates, Series 1998-A will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class X-1, Class X-2 and Class A-R Certificates (collectively, the 'Senior Certificates') and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (collectively, the 'Subordinated Certificates'). The Senior Certificates and the Subordinated Certificates are collectively referred to herein as the 'Certificates.' Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the 'Offered Certificates') are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth on the cover page hereof.

     The Class Certificate Balance of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal and (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class. In addition, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. The Notional Amount Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the Mortgage Loans.

     The Notional Amount of the Class X-1 Certificates for any Distribution Date will equal the greater of (i) the Notional Amount thereof on the prior Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) minus the decline in the Stated Principal Balances of the Mortgage Loans since such prior Distribution Date or Closing Date, as applicable, and
(ii) the amount set forth in Schedule I hereto opposite the applicable Distribution Date; provided, however, that on and after the date on which the Notional Amount of the Class X-2 Certificates is reduced to zero, the Notional Amount of the Class X-1 Certificates will be calculated solely pursuant to clause (i), less the portion, if any, applied to reduce the Notional Amount of the Class X-2 Certificates to zero on such date. The Notional Amount of the Class X-2 Certificates for any Distribution Date will be equal to the difference, if any, between (i) the Stated Principal Balances of the Mortgage Loans with respect to such Distribution Date and (ii) the Notional Amount of the Class X-1 Certificates for such Distribution Date.

     The Senior Certificates will have an initial aggregate principal balance of approximately $695,938,035 and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.75% in the Trust Fund. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 3.10%, 1.20%, 0.70%, 0.55%, 0.30% and 0.40%, respectively, in the
Trust Fund.

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Physical Certificates offered hereby, other than the Class A-R Certificates, will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. A single Certificate of each Class may be issued in an amount different than described above. The Class A-R Certificates will be issued as a single certificate with a dollar denomination of $100.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust Fund will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the Subsidiary REMIC will generally consist of the Mortgage Loans. The assets of the Master REMIC will generally consist of uncertificated regular interests issued by the Subsidiary REMIC, which in the aggregate will correspond to the Certificates.

BOOK-ENTRY CERTIFICATES

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the 'Depository'). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class A-2, Class A-3, Class A-7 and Class A-8 Certificates) in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold beneficial interests in the Class A-2, Class A-3, Class A-7 and Class A-8 Certificates in minimum denominations representing an original principal amount of $1,000 or any integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ('CEDE'). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under 'Description of the Certificates -- Book-Entry Certificates,' no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate').

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see 'Description of the Certificates -- Book-Entry Certificates' in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Trustee will establish an account (the 'Distribution Account'), which shall be maintained with the Trustee in trust for the benefit of the Certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds for such Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the Master Servicer in Permitted Investments, as defined in the Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in February 1998 (each, a 'Distribution Date'), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the 'Record Date').

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds a Notional Amount Certificate or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described herein, distributions will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on each interest-bearing Class of Senior Certificates; (ii) to principal of the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under ' -- Principal' in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; and (iii) to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class B-1 Certificates, subject to certain limitations set forth herein under ' -- Principal.'

     'Available Funds' with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ('Liquidation Proceeds') during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the month preceding the month of such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the Agreement.

INTEREST

     The Pass-Through Rate for each Class of Offered Certificates for each Distribution Date (the 'Pass-Through Rate') is as set forth or described on the cover hereof.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the 'Interest Distribution Amount') with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing Class will be equal to the sum of
(i) interest at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ('Unpaid Interest Amounts'). The Class A-6 Certificates are Principal Only Certificates and will not bear interest.

     With respect to each Distribution Date, the 'Interest Accrual Period' for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

     The interest entitlement described above for each interest-bearing Class of Certificates will be reduced by the amount of 'Net Interest Shortfalls' for such Distribution Date. With respect to any Distribution Date, the 'Net Interest Shortfall' is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A 'Relief Act Reduction' is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See 'Certain Legal Aspects of Mortgage
Loans -- Soldiers' and Sailors' Civil Relief Act' in the Prospectus. With respect to any Distribution Date, the 'Net Prepayment Interest Shortfall' is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds the Master Servicing Fee for such period. A 'Prepayment Interest Shortfall' is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Master Servicing Fee) on the Stated Principal Balance of such Mortgage Loan.

     Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each interest-bearing Class of Certificates, on the basis of the related Class Certificate Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     In the event that, on a particular Distribution Date, Available Funds applied in the order described above under ' -- Priority of Distributions Among Certificates' are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the Senior Certificates (other than the Notional Amount Certificates) and the Subordinated Certificates.

     Senior Principal Distribution Amount. On each Distribution Date prior to the Senior Credit Support Depletion Date, Available Funds after distribution of interest on the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed to the following Classes of Senior Certificates in the following order of priority:

          (i) the Priority Amount to the Class A-4 Certificates until the Class Certificate Balance thereof has been reduced to zero;

          (ii) to the Class A-R Certificates until the Class Certificate Balance therof has been reduced to zero;

          (iii) concurrently, to the Class A-1 Certificates and the Class A-6 Certificates, pro rata, until an amount equal to $196,152,315 in the aggregate has been distributed to the Class A-1 and Class A-6 Certificates pursuant to this clause (iii);

          (iv) concurrently, (a) 39.5331125652% to the Class A-1 Certificates and the Class A-6 Certificates, pro rata and (b) 60.4668874348% to the Class A-5 Certificates, until the Class Certificate Balance of the Class A-5 Certificates has been reduced to zero;

          (v) concurrently, to the Class A-1 Certificates and the Class A-6 Certificates, pro rata, until the Class Certificate Balances thereof have been reduced to zero; and

          (vi) sequentially, to the Class A-7, Class A-8, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero.

     Priority Amount for any Distribution Date will equal the sum of (i) the product of (A) Scheduled Principal Distribution Amounts, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) Unscheduled Principal Distribution Amounts, (B) the Prepayment Shift Percentage and (C) the Priority Percentage.

     Scheduled Principal Distribution Amounts for any Distribution Date will equal the sum of the amounts described in clauses (i)(a), (i)(b), (i)(c) and
(i)(d) of the definition of Senior Principal Distribution Amount.

     Unscheduled Principal Distribution Amounts for any Distribution Date will equal the sum of (i) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (ii) all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Distribution Date.

     Priority Percentage for any Distribution Date shall equal a fraction, the numerator of which is equal to the Class Certificate Balance of the Class A-4 Certificates on such Distribution Date and the denominator of which is equal to the aggregate Class Certificate Balances of all Classes of Certificates on such Distribution Date.

     Shift Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

     Prepayment Shift Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, Available Funds after distribution of interest on the Senior Certificates will be distributed, concurrently, as principal of the Classes of Senior Certificates (other than the Notional Amount Certificates) pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

     The Senior Principal Distribution Amount for any Distribution Date will equal the sum of (i) the Senior Percentage of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date and (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of
(x) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Bankruptcy Loss.

     'Stated Principal Balance' means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Pool Principal Balance with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The Senior Percentage for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such date. The Subordinated Percentage for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for such date.

     The Senior Prepayment Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if as of the first Distribution Date as to which any such decrease applies, (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinated Certificates as of such Distribution Date, is equal to or greater than 50%, or
(ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of the Class Certificate Balances of the Subordinated Certificates as of the Closing Date (the 'Original Subordinated Principal Balance'), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinated Principal Balance, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinated Principal Balance. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date.

     If on any Distribution Date the allocation to any Class of Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, an amount equal to the Subordinated Principal Distribution Amount for such Distribution Date will be distributed as principal of the Classes of Subordinated Certificates. Except as provided in the next paragraph, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class. Distributions of principal of the Subordinated Certificates will be made on each Distribution Date sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until each such Class has received its respective pro rata share for such Distribution Date.

     With respect to each Class of Subordinated Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class, (the 'Applicable Credit Support Percentage') is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the 'Original Applicable Credit Support Percentage'), no distribution of partial principal prepayments and principal prepayments in full will be made to any such Classes (the 'Restricted Classes') and the amount otherwise distributable to the Restricted Classes in respect of such partial principal prepayments and principal prepayments in full will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the order described above.

     The Class Subordination Percentage with respect to any Distribution Date and each Class of Subordinated Certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate

Balance of such Class of Subordinated Certificates, immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the Certificates are expected to be as follows:

Class B-1....................................................................   6.25%
Class B-2....................................................................   3.15%
Class B-3....................................................................   1.95%
Class B-4....................................................................   1.25%
Class B-5....................................................................   0.70%
Class B-6....................................................................   0.40%

     The Subordinated Principal Distribution Amount for any Distribution Date will equal the sum of (i) the Subordinated Percentage of (a) the principal portion of the Scheduled Payment due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date and (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the Stated Principal Balance of such Mortgage Loan and (iii) the Subordinated Prepayment Percentage of all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the Senior Certificates and interest and principal on the Subordinated Certificates for such Distribution Date, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Notional Amount Certificates) pro rata, based upon their respective Class Certificate Balances.

     On each Distribution Date, Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Notional Amount Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances.

     Because principal distributions are paid to certain Classes of Senior Certificates before other Classes of Senior Certificates, holders of such Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     In general, a 'Realized Loss' means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. 'Excess Losses' are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. 'Bankruptcy Losses' are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. 'Special Hazard Losses' are Realized Losses in respect of Special Hazard Mortgage Loans. 'Fraud Losses' are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentation. See 'Credit Enhancement -- Subordination of Certain Classes' herein.

     A 'Liquidated Mortgage Loan' is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A 'Special Hazard Mortgage Loan' is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under 'Credit Enhancement -- Special Hazard Insurance Policies.' See 'Credit
Enhancement -- Subordination of Certain Classes' herein.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the 'Structuring Assumptions'): (i) the Mortgage Pool consists of one Mortgage Loan with the following characteristics:

                                                          ORIGINAL TERM     REMAINING TERM
                                             NET           TO MATURITY       TO MATURITY        LOAN AGE
PRINCIPAL BALANCE     MORTGAGE RATE     MORTGAGE RATE      (IN MONTHS)       (IN MONTHS)       (IN MONTHS)
-----------------     --------------    --------------    -------------     --------------     -----------
 $ 742,333,907.02     8.1957465091%     7.8113440207%          360                359                1

(ii) the Mortgage Loan prepays at the specified constant Prepayment Assumption,
(iii) no defaults in the payment by the Mortgagor of principal of and interest on the Mortgage Loan are experienced, (iv) scheduled payments on the Mortgage Loan are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of the Mortgage Loan and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for the Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that the Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its amortizing remaining term, (viii) the initial Class Certificate Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth on the cover page hereof and under 'Summary of Terms -- Certificates other than the Offered Certificates' herein,
(ix) interest accrues on each Class of Certificates at the applicable interest rate set forth or described on the cover hereof or described herein, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,
(xi) the closing date of the sale of the Offered Certificates is January 29, 1998, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise any option to repurchase the Mortgage Loan described herein under ' -- Optional Purchase of Defaulted Loans' and ' -- Optional Termination' and (xiv) no Class of Subordinated Certificates becomes a Restricted Class. While it is assumed that the Mortgage Loan prepays at the specified constant Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loan assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement (the 'Prepayment Assumption') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate ('CPR') of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.09090909% (precisely 12/11) per annum in each month thereafter until the eleventh month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 200% Prepayment Assumption assumes prepayment rates equal to 200% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

OPTIONAL TERMINATION

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than 10% of the Cut-off Date Pool Principal Balance. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any unpaid accrued interest on such principal balance or Notional Amount, as applicable, at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then, except as set forth in the Agreement, to the Subordinated Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

     The Bank of New York will be the Trustee under the Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 12E, New York, New York 10286, Attention: Corporate Trust Administration or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under 'Certain Federal Income Tax
Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations,' ' -- Noneconomic Residual Interests' and ' -- Foreign Investors.' The Agreement provides that the Class A-R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See 'ERISA Considerations' herein. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yields to the holders of the interest-bearing Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates (in the reverse order of their numerical Class designations), and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by all Classes of Certificates in the manner set forth herein under 'Description of the Certificates -- Allocation of Losses.' As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or Master Servicer). The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. The Mortgage Loans are subject to the 'due-on-sale' provisions included therein. However, the Master Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related Mortgaged Property if the Master Servicer would make a similar decision with respect to a comparable mortgage loan held for its own account. See 'The Mortgage Pool' herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Principal Only Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions (including the decision whether or not to exercise its rights under any due-on-sale clause). In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     As described herein under 'Description of the Certificates -- Principal,' the Senior Prepayment Percentage of all principal prepayments will be initially distributed to the Classes of Senior Certificates (other than the Class A-4 Certificates) then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of certain Classes of Senior Certificates (other than the Class A-4 Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Class A-4 and Subordinated Certificates during the periods of time described in the definitions of 'Senior Prepayment Percentage.' Holders of the Class A-4 Certificates will generally only receive principal payments after five years.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant Prepayment Assumptions. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on certain Classes of Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered.

SENSITIVITY OF THE CLASS A-6 CERTIFICATES

     THE CLASS A-6 CERTIFICATES WILL BE 'PRINCIPAL ONLY' CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS A-6 CERTIFICATES.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Principal Only Certificates (expressed as a percentage of initial Class Certificate Balance) is as follows:

CLASS                                                                  PRICE
--------------------------------------------------------------------   ----
Class A-6...........................................................   90.5%

            SENSITIVITY OF THE CLASS A-6 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                                    PREPAYMENT ASSUMPTION
                                                                             ------------------------------------
CLASS OF CERTIFICATES                                                         0%     50%     100%    150%    200%
--------------------------------------------------------------------------   ----    ----    ----    ----    ----
Class A-6.................................................................   0.6%    2.5%    4.8%    6.9%    8.9%

     It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at any constant rate until maturity. As a result of these factors, the pre-tax yield on the Class A-6 Certificates is likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Certificates or as to the yield on the Class A-6 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-6 Certificates.

NOTIONAL AMOUNT CERTIFICATES

     Because amounts distributable to the holders of the Class X-1 and Class X-2 Certificates consist entirely of interest, the yield to maturity of the Class X-1 and Class X-2 Certificates will be sensitive to the repurchase, prepayment and default experience of the Mortgage Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     Distributions of interest on the Class X-1 Certificates will be based on the Notional Amount schedule set forth on Schedule I hereto (the 'Notional Amount Schedule'). The Notional Amount Schedule has been prepared on the basis of the Structuring Assumptions and the assumption that prepayments on the Mortgage Loans occur at a constant rate between 100% of the applicable Prepayment Assumption and 175% of the applicable Prepayment Assumption (the 'Effective Range').

     The Mortgage Loans will have characteristics that differ from those of the Structuring Assumptions. The initial Effective Range, if calculated using the actual characteristics of the Mortgage Loans, would differ from that shown. Therefore, even if the Mortgage Loans were to prepay at a constant rate within the initial Effective Range shown, but near its upper or lower end, the Class X-1 Certificates could fail to adhere to the Notional Amount Schedule. Moreover, the Mortgage Loans will not prepay at a constant rate. Non-constant prepayment rates can cause the Class X-1 Certificates not to adhere to the Notional Amount Schedule, even if such rates remain within the initial Effective Range. The Effective Range for the Class X-1 Certificates can narrow or 'drift' upward or downward over time.

     The Notional Amount of the Class X-2 Certificates will be extremely sensitive to the rate of prepayments on the Mortgage Loans. If prepayments occur at rates that exceed the upper-end of the then-current Effective Range for the Class X-1 Certificates, the Notional Amount of the Class X-2 Certificates will be lower than otherwise would be the case, thereby reducing the yield on such Certificates. Conversely, if prepayments occur at rates that are too slow to support the Notional Amount Schedule, the Notional Amount of the Class X-2 Certificates will be reduced at a slower rate. The relative stability of the Class X-1 Certificates will result in increased volatility of the Class X-2 Certificates.

     The allocations to the Class X-1 and Class X-2 Certificates do not entitle the holders of such Certificates to any distributions in respect of principal but are used solely for purposes of calculating the outstanding Notional Amounts upon which interest for the Class X-1 and Class X-2 Certificates are based.

SENSITIVITY OF THE CLASS X-1 CERTIFICATES

     AS INDICATED IN THE TABLE BELOW, THE YIELD TO INVESTORS ON THE CLASS X-1 CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, PARTICULARLY THOSE WITH HIGH ADJUSTED NET MORTGAGE RATES, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE CLASS X-1 CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 262% OF THE PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE APPLICABLE LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING SUCH LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X-1 CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described above under 'Description of the Certificates -- General,' the Pass-Through Rate of the Class X-1 Certificates in effect from time to time is calculated by reference to the Adjusted Net Mortgage Rates of the Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X-1 Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions, and on the assumption that the purchase price (expressed as a percentage of initial Notional Amount) of the Class X-1 Certificates is as follows:

CLASS OF CERTIFICATES                                            PRICE*
-------------------------------------------------------------   --------

Class X-1....................................................   2.66659%

------------

* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

            SENSITIVITY OF THE CLASS X-1 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                  PREPAYMENT ASSUMPTION
                                 -------------------------------------------------------
CLASS OF CERTIFICATES             0%        50%      100%      150%      175%      200%
-----------------------------    -----     -----     -----     -----     -----     -----

Class X-1....................    40.5%     28.4%     15.0%     15.0%     15.0%     11.5%

     It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X-1 Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X-1 Certificates or as to the yield on the Class X-1 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X-1 Certificates.

SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     AS INDICATED IN THE TABLE BELOW, THE YIELD TO INVESTORS ON THE CLASS X-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, PARTICULARLY THOSE WITH HIGH ADJUSTED NET MORTGAGE RATES, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE CLASS X-2 CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 138% OF THE PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE APPLICABLE LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING SUCH LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X-2 CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described above under 'Description of the Certificates -- General,' the Pass-Through Rate of the Class X-2 Certificates in effect from time to time is calculated by reference to the Adjusted Net Mortgage Rates of the Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X-2 Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions, and on the assumption that the purchase price (expressed as a percentage of initial Notional Amount) of the Class X-2 Certificates is as follows:

CLASS OF CERTIFICATES                                            PRICE*
-------------------------------------------------------------   --------

Class X-2....................................................   5.63414%

------------

* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

            SENSITIVITY OF THE CLASS X-2 CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                PREPAYMENT ASSUMPTION
                             ------------------------------------------------------------
CLASS OF CERTIFICATES         0%        50%      100%       150%       175%        200%
-------------------------    -----     -----     -----     ------     -------     -------

Class X-2................    19.2%     18.8%     15.0%     (5.9)%     (37.9)%        *

------------

*  The pre-tax yield to maturity will be less than (99.9)%

                            ------------------------
     It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X-2 Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X-2 Certificates or as to the yield on the Class X-2 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X-2 Certificates.

ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K to be dated January 28, 1998. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of such Certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see ' -- Prepayment Considerations and Risks' herein and 'Yield and Prepayment Considerations' in the Prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See 'Description of the Certificates -- Principal' herein.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates (other than the Class X-1 and Class X-2 Certificates) that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumption specified in the tables or at any constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loan specified in the Structuring Assumptions.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                  CLASS A-1 AND CLASS A-6
                                   PREPAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%    50%   100%  150%  200%
------------------------------ -----  ----  ----  ----  ----

Initial.......................   100  100   100   100   100
January 1999..................    98   86    73    60    47
January 2000..................    96   66    38    28    19
January 2001..................    94   49    27    14     0
January 2002..................    92   36    18     0     0
January 2003..................    90   30     4     0     0
January 2004..................    87   26     0     0     0
January 2005..................    85   21     0     0     0
January 2006..................    82   18     0     0     0
January 2007..................    79   15     0     0     0
January 2008..................    76   10     0     0     0
January 2009..................    73    5     0     0     0
January 2010..................    69    0     0     0     0
January 2011..................    65    0     0     0     0
January 2012..................    61    0     0     0     0
January 2013..................    56    0     0     0     0
January 2014..................    51    0     0     0     0
January 2015..................    46    0     0     0     0
January 2016..................    40    0     0     0     0
January 2017..................    37    0     0     0     0
January 2018..................    34    0     0     0     0
January 2019..................    31    0     0     0     0
January 2020..................    28    0     0     0     0
January 2021..................    24    0     0     0     0
January 2022..................    20    0     0     0     0
January 2023..................    16    0     0     0     0
January 2024..................     8    0     0     0     0
January 2025..................     0    0     0     0     0
January 2026..................     0    0     0     0     0
January 2027..................     0    0     0     0     0
January 2028..................     0    0     0     0     0
                               -----  ----  ----  ----  ----
Weighted Average Lives**......  15.9  4.2   2.1   1.5   1.2

                                         CLASS A-2
                                   PREPAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%    50%   100%  150%  200%
------------------------------ -----  ----  ----  ----  ----
Initial.......................   100   100  100   100   100
January 1999..................   100   100  100   100   100
January 2000..................   100   100  100   100   100
January 2001..................   100   100  100   100   100
January 2002..................   100   100  100   100    17
January 2003..................   100   100  100    74     0
January 2004..................   100   100  100     0     0
January 2005..................   100   100  100     0     0
January 2006..................   100   100  100     0     0
January 2007..................   100   100   80     0     0
January 2008..................   100   100   59     0     0
January 2009..................   100   100   41     0     0
January 2010..................   100   100   26     0     0
January 2011..................   100   100   13     0     0
January 2012..................   100   100    3     0     0
January 2013..................   100   100    0     0     0
January 2014..................   100   100    0     0     0
January 2015..................   100   100    0     0     0
January 2016..................   100   100    0     0     0
January 2017..................   100   100    0     0     0
January 2018..................   100    98    0     0     0
January 2019..................   100    78    0     0     0
January 2020..................   100    59    0     0     0
January 2021..................   100    42    0     0     0
January 2022..................   100    27    0     0     0
January 2023..................   100    12    0     0     0
January 2024..................   100     0    0     0     0
January 2025..................   100     0    0     0     0
January 2026..................   100     0    0     0     0
January 2027..................    75     0    0     0     0
January 2028..................     0     0    0     0     0
                               -----  ----  ----  ----  ----
Weighted Average Lives**......  29.2  22.7  10.8  5.3   3.9

                                         CLASS A-3
                                   PREPAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%    50%   100%  150%  200%
------------------------------ -----  ----  ----  ----  ----
Initial.......................   100   100  100   100   100
January 1999..................   100   100  100   100   100
January 2000..................   100   100  100   100   100
January 2001..................   100   100  100   100   100
January 2002..................   100   100  100   100   100
January 2003..................   100   100  100   100     0
January 2004..................   100   100  100    61     0
January 2005..................   100   100  100     0     0
January 2006..................   100   100  100     0     0
January 2007..................   100   100  100     0     0
January 2008..................   100   100  100     0     0
January 2009..................   100   100  100     0     0
January 2010..................   100   100  100     0     0
January 2011..................   100   100  100     0     0
January 2012..................   100   100  100     0     0
January 2013..................   100   100   87     0     0
January 2014..................   100   100   70     0     0
January 2015..................   100   100   57     0     0
January 2016..................   100   100   45     0     0
January 2017..................   100   100   36     0     0
January 2018..................   100   100   29     0     0
January 2019..................   100   100   22     0     0
January 2020..................   100   100   17     0     0
January 2021..................   100   100   13     0     0
January 2022..................   100   100   10     0     0
January 2023..................   100   100    7     0     0
January 2024..................   100    98    5     0     0
January 2025..................   100    70    3     0     0
January 2026..................   100    44    2     0     0
January 2027..................   100    20    1     0     0
January 2028..................     0     0    0     0     0
                               -----  ----  ----  ----  ----
Weighted Average Lives**......  29.8  27.8  18.6  6.1   4.3

------------------------------
 * Rounded to the nearest whole percentage.

** Determined as specified under 'Weighted Average Lives of the Offered
   Certificates' herein.

                                         CLASS A-4
                                   PREPAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%    50%   100%  150%  200%
------------------------------ -----  ----  ----  ----  ----

Initial.......................   100   100  100   100   100
January 1999..................   100   100  100   100   100
January 2000..................   100   100  100   100   100
January 2001..................   100   100  100   100   100
January 2002..................   100   100  100   100   100
January 2003..................   100   100  100   100    69
January 2004..................    99    96   94    91    37
January 2005..................    97    92   86    70    19
January 2006..................    96    86   76    50     9
January 2007..................    94    79   65    36     5
January 2008..................    92    71   54    27     3
January 2009..................    90    64   44    20     2
January 2010..................    88    58   36    15     1
January 2011..................    86    52   30    11     1
January 2012..................    84    46   24     8     1
January 2013..................    81    41   20     6     0
January 2014..................    78    37   16     4     0
January 2015..................    75    32   13     3     0
January 2016..................    72    28   10     2     0
January 2017..................    68    25    8     2     0
January 2018..................    64    21    7     1     0
January 2019..................    60    18    5     1     0
January 2020..................    55    16    4     1     0
January 2021..................    50    13    3     0     0
January 2022..................    44    11    2     0     0
January 2023..................    38     8    2     0     0
January 2024..................    31     6    1     0     0
January 2025..................    24     5    1     0     0
January 2026..................    17     3    0     0     0
January 2027..................     8     1    0     0     0
January 2028..................     0     0    0     0     0
                               -----  ----  ----  ----  ----
Weighted Average Lives**......  21.4  14.6  11.5  9.0   6.0

                                         CLASS A-5
                                   PREPAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%    50%   100%  150%  200%
------------------------------ -----  ----  ----  ----  ----
Initial.......................   100  100   100   100   100
January 1999..................   100  100   100   100   100
January 2000..................   100  100   100    58    19
January 2001..................   100  100    54     0     0
January 2002..................   100   91    15     0     0
January 2003..................   100   67     0     0     0
January 2004..................   100   48     0     0     0
January 2005..................   100   31     0     0     0
January 2006..................   100   16     0     0     0
January 2007..................   100    4     0     0     0
January 2008..................   100    0     0     0     0
January 2009..................   100    0     0     0     0
January 2010..................   100    0     0     0     0
January 2011..................   100    0     0     0     0
January 2012..................   100    0     0     0     0
January 2013..................   100    0     0     0     0
January 2014..................   100    0     0     0     0
January 2015..................   100    0     0     0     0
January 2016..................   100    0     0     0     0
January 2017..................    92    0     0     0     0
January 2018..................    81    0     0     0     0
January 2019..................    68    0     0     0     0
January 2020..................    55    0     0     0     0
January 2021..................    41    0     0     0     0
January 2022..................    25    0     0     0     0
January 2023..................     8    0     0     0     0
January 2024..................     0    0     0     0     0
January 2025..................     0    0     0     0     0
January 2026..................     0    0     0     0     0
January 2027..................     0    0     0     0     0
January 2028..................     0    0     0     0     0
                               -----  ----  ----  ----  ----
Weighted Average Lives**......  22.2  6.1   3.2   2.2   1.7

------------------------------
 * Rounded to the nearest whole percentage.

** Determined as specified under 'Weighted Average Lives of the Offered
   Certificates' herein.

                                         CLASS A-7
                                   PREPAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%    50%   100%  150%  200%
------------------------------ -----  ----  ----  ----  ----

Initial.......................   100   100  100   100   100
January 1999..................   100   100  100   100   100
January 2000..................   100   100  100   100   100
January 2001..................   100   100  100   100    46
January 2002..................   100   100  100    49     0
January 2003..................   100   100  100     0     0
January 2004..................   100   100   59     0     0
January 2005..................   100   100   17     0     0
January 2006..................   100   100    0     0     0
January 2007..................   100   100    0     0     0
January 2008..................   100   100    0     0     0
January 2009..................   100   100    0     0     0
January 2010..................   100    98    0     0     0
January 2011..................   100    78    0     0     0
January 2012..................   100    60    0     0     0
January 2013..................   100    44    0     0     0
January 2014..................   100    29    0     0     0
January 2015..................   100    15    0     0     0
January 2016..................   100     2    0     0     0
January 2017..................   100     0    0     0     0
January 2018..................   100     0    0     0     0
January 2019..................   100     0    0     0     0
January 2020..................   100     0    0     0     0
January 2021..................   100     0    0     0     0
January 2022..................   100     0    0     0     0
January 2023..................   100     0    0     0     0
January 2024..................   100     0    0     0     0
January 2025..................    81     0    0     0     0
January 2026..................    27     0    0     0     0
January 2027..................     0     0    0     0     0
January 2028..................     0     0    0     0     0
                               -----  ----  ----  ----  ----
Weighted Average Lives**......  27.6  14.8  6.3   4.0   3.0

                                         CLASS A-8
                                    PAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%   50%   100%   150%  200%
------------------------------ ----  ----  -----  ----  ----
Initial.......................  100  100    100   100   100
January 1999..................  100  100    100   100   100
January 2000..................  100  100    100   100   100
January 2001..................  100  100    100   100   100
January 2002..................  100  100    100   100     0
January 2003..................  100  100    100     0     0
January 2004..................  100  100    100     0     0
January 2005..................  100  100    100     0     0
January 2006..................  100  100     43     0     0
January 2007..................  100  100      0     0     0
January 2008..................  100  100      0     0     0
January 2009..................  100  100      0     0     0
January 2010..................  100  100      0     0     0
January 2011..................  100  100      0     0     0
January 2012..................  100  100      0     0     0
January 2013..................  100  100      0     0     0
January 2014..................  100  100      0     0     0
January 2015..................  100  100      0     0     0
January 2016..................  100  100      0     0     0
January 2017..................  100   50      0     0     0
January 2018..................  100    0      0     0     0
January 2019..................  100    0      0     0     0
January 2020..................  100    0      0     0     0
January 2021..................  100    0      0     0     0
January 2022..................  100    0      0     0     0
January 2023..................  100    0      0     0     0
January 2024..................  100    0      0     0     0
January 2025..................  100    0      0     0     0
January 2026..................  100    0      0     0     0
January 2027..................    0    0      0     0     0
January 2028..................    0    0      0     0     0
                               ----  ----  -----  ----  ----
Weighted Average Lives**...... 28.7  19.0   8.0   4.7   3.5

------------------------------
 * Rounded to the nearest whole percentage.

** Determined as specified under 'Weighted Average Lives of the Offered
   Certificates' herein.

                                         CLASS A-R
                                   PREPAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%    50%   100%  150%  200%
------------------------------ -----  ----  ----  ----  ----

Initial.......................   100  100   100   100   100
January 1999..................     0    0     0     0     0
January 2000..................     0    0     0     0     0
January 2001..................     0    0     0     0     0
January 2002..................     0    0     0     0     0
January 2003..................     0    0     0     0     0
January 2004..................     0    0     0     0     0
January 2005..................     0    0     0     0     0
January 2006..................     0    0     0     0     0
January 2007..................     0    0     0     0     0
January 2008..................     0    0     0     0     0
January 2009..................     0    0     0     0     0
January 2010..................     0    0     0     0     0
January 2011..................     0    0     0     0     0
January 2012..................     0    0     0     0     0
January 2013..................     0    0     0     0     0
January 2014..................     0    0     0     0     0
January 2015..................     0    0     0     0     0
January 2016..................     0    0     0     0     0
January 2017..................     0    0     0     0     0
January 2018..................     0    0     0     0     0
January 2019..................     0    0     0     0     0
January 2020..................     0    0     0     0     0
January 2021..................     0    0     0     0     0
January 2022..................     0    0     0     0     0
January 2023..................     0    0     0     0     0
January 2024..................     0    0     0     0     0
January 2025..................     0    0     0     0     0
January 2026..................     0    0     0     0     0
January 2027..................     0    0     0     0     0
January 2028..................     0    0     0     0     0
                               -----  ----  ----  ----  ----
Weighted Average Lives**......   0.1  0.1   0.1   0.1   0.1

                              CLASS B1, CLASS B2 AND CLASS B3
                                    PAYMENT ASSUMPTION
                               -----------------------------
DISTRIBUTION DATE               0%   50%   100%   150%  200%
------------------------------ ----  ----  -----  ----  ----
Initial.......................  100  100    100   100   100
January 1999..................   99   99     99    99    99
January 2000..................   98   98     98    98    98
January 2001..................   97   97     97    97    97
January 2002..................   96   96     96    96    96
January 2003..................   95   95     95    95    95
January 2004..................   94   92     89    87    84
January 2005..................   93   87     82    77    71
January 2006..................   91   82     73    64    55
January 2007..................   90   75     62    51    40
January 2008..................   88   68     51    38    27
January 2009..................   86   61     42    28    18
January 2010..................   84   55     35    21    12
January 2011..................   82   49     28    15     8
January 2012..................   80   44     23    11     5
January 2013..................   77   39     19     8     3
January 2014..................   74   35     15     6     2
January 2015..................   71   31     12     4     1
January 2016..................   68   27     10     3     1
January 2017..................   65   24      8     2     1
January 2018..................   61   20      6     2     0
January 2019..................   57   17      5     1     0
January 2020..................   52   15      4     1     0
January 2021..................   47   12      3     1     0
January 2022..................   42   10      2     0     0
January 2023..................   36    8      2     0     0
January 2024..................   30    6      1     0     0
January 2025..................   23    4      1     0     0
January 2026..................   16    3      0     0     0
January 2027..................    8    1      0     0     0
January 2028..................    0    0      0     0     0
                               ----  ----  -----  ----  ----
Weighted Average Lives**...... 20.5  14.1  11.1   9.6   8.7

------------------------------
 * Rounded to the nearest whole percentage.

** Determined as specified under 'Weighted Average Lives of the Offered
   Certificates' herein.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in March 2028 which is the Distribution Date in the month immediately following the month of the latest scheduled maturity date for any of the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See
' -- Prepayment Considerations and Risks' and ' -- Weighted Average Lives of the Offered Certificates' herein and 'Yield and Prepayment Considerations' in the Prospectus.

THE SUBORDINATED CERTIFICATES

     The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under 'Description of the Certificates -- Allocation of Losses'), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yields to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates and Net Interest Shortfalls and other cash shortfalls in Available Funds. See 'Description of the Certificates -- Allocation of Losses' herein.

     If on any Distribution Date the Applicable Credit Support Percentage for any Class of Subordinated Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to all other Classes of Subordinated Certificates with lower numerical designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinated Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by such other Classes.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

     The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates, and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the holders of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein. The subordination of the Subordinated Certificates to the Senior Certificates and the further subordination within the Subordinated Certificates is intended to provide holders of Certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinated Certificates then outstanding with the highest numerical Class designation.

     The Subordinated Certificates will provide protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $7,423,339 (the 'Special Hazard Loss Coverage Amount'), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $177,964 (the 'Bankruptcy Loss Coverage Amount') and (iii) Fraud Losses in an initial amount expected to be up to approximately $14,846,678 (the 'Fraud Loss Coverage Amount').

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first such anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-off Date, as the case may be, and (b) on the fifth anniversary of the Cut-off Date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used herein, a 'Deficient Valuation' is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a 'Debt Service Reduction') of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. One REMIC (the 'Subsidiary REMIC') will issue several uncertificated subclasses of nonvoting interests ('Subsidiary REMIC Regular Interests'), which will be designated as the regular interests in the Subsidiary REMIC. The assets of the Subsidiary REMIC will consist of the Mortgage Loans and all other property in the Trust Fund except for the property in the Trust Fund allocated to the second REMIC (the 'Master REMIC'). The Master REMIC will issue the Regular Certificates, which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in the Subsidiary REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the Subsidiary REMIC Regular Interests. Aggregate distributions on the subsidiary REMIC Regular Interests will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC. See 'Description of the Certificates -- Separate REMIC Structure' herein.

     The Regular Certificates generally will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Principal Only Certificates will be treated for federal income tax purposes as having been issued with an amount of OID equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Notional Amount Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. The Accrual Certificates will be treated as having OID in an amount equal to the excess of
(i) the sum of all payments thereon determined under the Prepayment Assumption described below over (ii) their respective issue prices (including accrued interest). The remaining Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under 'Certain Federal Income Tax Consequences'), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at either of the foregoing rates or any other rate. See 'Yield, Prepayment and Maturity Considerations' herein and 'Certain Federal Income Tax Consequences' in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

     If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     As is described more fully under 'Certain Federal Income Tax Consequences' in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Offered Certificates will be 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

     The holders of the Residual Certificates must include the taxable income of the REMICs in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as 'excess inclusion' income, which, with limited exceptions, is subject to U.S. federal income tax.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the

REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Also, purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See 'Certain Federal Income Tax Consequences -- REMIC
Certificates -- b. Residual Certificates' in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a 'noneconomic' residual interest, a 'non-significant value' residual interest and a 'tax avoidance potential' residual interest. See 'Certain Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates,' 'Certain Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules,' ' -- Excess Inclusions' and 'Certain Federal Income Tax Consequences -- Tax-Related Restrictions on Transfers of Residual Certificates -- Foreign Investors' in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see 'Certain Federal Income Tax
Consequences -- Prohibited Transactions and Other Taxes' and ' -- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses' in the Prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and/or the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus. Section 406 of ERISA prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a 'Plan') from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to Donaldson, Lufkin & Jenrette Securities Corporation (Prohibited Transaction Exemption 90-83, as amended, Exemption Application No. D-8346, 55 Fed. Reg. 50250 (1990) (the 'Exemption')), from certain of the prohibited transaction rules of

ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see 'ERISA Considerations' in the Prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Class X-1, Class X-2 and Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund. Because the Class X-1 and Class X-2 Certificates are not being purchased by either Underwriter, such Classes of Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to either Underwriter. Consequently, the sale or exchange of the Class X-1 and Class X-2 Certificates may be made only under the conditions set forth for the Class A-R, Class B-1, Class B-2 and Class B-3 Certificates below.

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTCE 83-1 (AS DESCRIBED IN THE PROSPECTUS), THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS A-R, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN 'INSURANCE COMPANY GENERAL ACCOUNT' (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ('PTCE 95-60')) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS A-R, CLASS B-1, CLASS B-2 OR CLASS B-3 CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 as described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation (the 'Senior Certificate Underwriter') and Greenwich Capital Markets, Inc. (the 'Subordinated Certificate Underwriter' and together with the Senior Certificate Underwriter, the 'Underwriters'), the Depositor has agreed to sell to the Underwriters, and each Underwriter has agreed to purchase from the Depositor, the Classes of Underwritten Certificates indicated on the cover page hereof to be purchased by it. Distribution of the Underwritten Senior Certificates will be made by the Senior Certificate Underwriter and distribution of the Underwritten Subordinated Certificates will be made by the Subordinated Certificate Underwriter, in each case from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Senior Certificate Underwriter intends to make a secondary market in the Underwritten Senior Certificates and the Subordinated Certificate Underwriter intends to make a secondary market in the Underwritten Subordinated Certificates, but neither Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Class X-1 and Class X-2 Certificates may be offered by the Seller from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation, an affiliate of the Depositor, the Seller and the Master Servicer) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions. Any underwriters or agents that participate in the distribution of the Class X-1 and Class X-2 Certificates may be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of such Certificates, discounts, commissions, concessions or other compensation received by any such underwriter or agent may be deemed to be underwriting discounts and commissions under such Act.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

                                    RATINGS

     It is a condition of the issuance of the Senior Certificates that they be rated AAA by Duff & Phelps Credit Rating Company ('DCR') and that the Senior Certificates, other than the Class A-6, Class X-1 and Class X-2 Certificates, be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ('S&P' and, together with DCR, the 'Rating Agencies'). It is a condition to the issuance of the Class A-6, Class X-1 and Class X-2 Certificates that they be rated AAAr by S&P. It is a condition of the issuance of the Class B-1, Class B-2 and Class B-3 Certificates that they be rated at least AA, A and BBB, respectively, by DCR.

     The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Class X-1 and Class X-2 Certificates do not address whether investors will recoup their initial investment. The rating assigned by DCR to the Class A-6 Certificates only addresses the return of its stated principal balance. The rating assigned by DCR to the Class A-R Certificates only addresses the return of its Class Certificate Balance and interest thereon at its stated Pass-Through Rate.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The 'r' symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an 'r' symbol in the ratings of the other Offered Certificates should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                                                      SCHEDULE I

               NOTIONAL AMOUNT SCHEDULE OF CLASS X-1 CERTIFICATES

                                                                                                     NOTIONAL
                                                                                                     AMOUNT OF
                                       DISTRIBUTION DATE                                             CLASS X-1
-----------------------------------------------------------------------------------------------   ---------------
February 25, 1998..............................................................................   $576,190,618.65
March 25, 1998.................................................................................    571,792,457.67
April 25, 1998.................................................................................    566,705,884.91
May 25, 1998...................................................................................    560,937,222.49
June 25, 1998..................................................................................    554,494,754.35
July 25, 1998..................................................................................    547,388,725.01
August 25, 1998................................................................................    539,631,329.29
September 25, 1998.............................................................................    531,236,692.92
October 25, 1998...............................................................................    522,220,843.83
November 25, 1998..............................................................................    512,601,674.09
December 25, 1998..............................................................................    502,398,892.53
January 25, 1999...............................................................................    492,346,863.01
February 25, 1999..............................................................................    482,443,383.45
March 25, 1999.................................................................................    472,686,283.75
April 25, 1999.................................................................................    463,073,425.34
May 25, 1999...................................................................................    453,602,700.68
June 25, 1999..................................................................................    444,272,032.85
July 25, 1999..................................................................................    435,079,375.10
August 25, 1999................................................................................    426,022,710.39
September 25, 1999.............................................................................    417,100,051.01
October 25, 1999...............................................................................    408,309,438.07
November 25, 1999..............................................................................    399,648,941.18
December 25, 1999..............................................................................    391,116,657.98
January 25, 2000...............................................................................    382,710,713.74
February 25, 2000..............................................................................    374,429,260.98
March 25, 2000.................................................................................    366,270,479.04
April 25, 2000.................................................................................    358,232,573.73
May 25, 2000...................................................................................    350,313,776.93
June 25, 2000..................................................................................    342,512,346.21
July 25, 2000..................................................................................    334,826,564.46
August 25, 2000................................................................................    327,254,739.52
September 25, 2000.............................................................................    319,795,203.84
October 25, 2000...............................................................................    312,446,314.09
November 25, 2000..............................................................................    305,206,450.83
December 25, 2000..............................................................................    298,074,018.16
January 25, 2001...............................................................................    291,047,443.38
February 25, 2001..............................................................................    284,125,176.65
March 25, 2001.................................................................................    277,305,690.66
April 25, 2001.................................................................................    270,587,480.32
May 25, 2001...................................................................................    263,969,062.41
June 25, 2001..................................................................................    257,448,975.27
July 25, 2001..................................................................................    251,025,778.51
August 25, 2001................................................................................    244,698,052.69
September 25, 2001.............................................................................    238,464,398.98
October 25, 2001...............................................................................    232,323,438.93
November 25, 2001..............................................................................    226,273,814.13
December 25, 2001..............................................................................    220,314,185.92
January 25, 2002...............................................................................    214,443,235.12

                                                                                                     NOTIONAL
                                                                                                     AMOUNT OF
                                       DISTRIBUTION DATE                                             CLASS X-1
-----------------------------------------------------------------------------------------------   ---------------
February 25, 2002..............................................................................   $208,659,661.73
March 25, 2002.................................................................................    202,962,184.67
April 25, 2002.................................................................................    197,349,541.50
May 25, 2002...................................................................................    191,836,534.38
June 25, 2002..................................................................................    186,476,141.67
July 25, 2002..................................................................................    181,264,166.01
August 25, 2002................................................................................    176,196,524.93
September 25, 2002.............................................................................    171,269,247.73
October 25, 2002...............................................................................    166,478,472.41
November 25, 2002..............................................................................    161,820,442.72
December 25, 2002..............................................................................    157,291,505.28
January 25, 2003...............................................................................    152,888,106.76
February 25, 2003..............................................................................    148,606,791.15
March 25, 2003.................................................................................    144,444,197.11
April 25, 2003.................................................................................    140,397,055.39
May 25, 2003...................................................................................    136,462,186.31
June 25, 2003..................................................................................    132,636,497.33
July 25, 2003..................................................................................    128,916,980.62
August 25, 2003................................................................................    125,300,710.82
September 25, 2003.............................................................................    121,784,842.75
October 25, 2003...............................................................................    118,366,609.20
November 25, 2003..............................................................................    115,043,318.85
December 25, 2003..............................................................................    111,812,354.17
January 25, 2004...............................................................................    108,671,169.38
February 25, 2004..............................................................................    105,617,288.55
March 25, 2004.................................................................................    102,648,303.64
April 25, 2004.................................................................................     99,761,872.68
May 25, 2004...................................................................................     96,955,717.93
June 25, 2004..................................................................................     94,227,624.16
July 25, 2004..................................................................................     91,575,436.91
August 25, 2004................................................................................     88,997,060.87
September 25, 2004.............................................................................     86,490,458.21
October 25, 2004...............................................................................     84,053,647.06
November 25, 2004..............................................................................     81,684,699.96
December 25, 2004..............................................................................     79,381,742.35
January 25, 2005...............................................................................     77,142,951.15
February 25, 2005..............................................................................     74,966,553.37
March 25, 2005.................................................................................     72,850,824.69
April 25, 2005.................................................................................     70,794,088.17
May 25, 2005...................................................................................     68,794,712.94
June 25, 2005..................................................................................     66,851,112.94
July 25, 2005..................................................................................     64,961,745.69
August 25, 2005................................................................................     63,125,111.11
September 25, 2005.............................................................................     61,339,750.34
October 25, 2005...............................................................................     59,604,244.64
November 25, 2005..............................................................................     57,917,214.26
December 25, 2005..............................................................................     56,277,317.42
January 25, 2006...............................................................................     54,683,249.20
February 25, 2006..............................................................................     53,133,740.61
March 25, 2006.................................................................................     51,627,557.54
April 25, 2006.................................................................................     50,163,499.84

                                                                                                     NOTIONAL
                                                                                                     AMOUNT OF
                                       DISTRIBUTION DATE                                             CLASS X-1
-----------------------------------------------------------------------------------------------   ---------------
May 25, 2006...................................................................................   $ 48,740,400.40
June 25, 2006..................................................................................     47,357,124.21
July 25, 2006..................................................................................     46,012,567.50
August 25, 2006................................................................................     44,705,656.89
September 25, 2006.............................................................................     43,435,348.56
October 25, 2006...............................................................................     42,200,627.41
November 25, 2006..............................................................................     41,000,506.32
December 25, 2006..............................................................................     39,834,025.34
January 25, 2007...............................................................................     38,700,250.96
February 25, 2007..............................................................................     37,598,275.41
March 25, 2007.................................................................................     36,527,215.93
April 25, 2007.................................................................................     35,486,214.06
May 25, 2007...................................................................................     34,474,435.04
June 25, 2007..................................................................................     33,491,067.09
July 25, 2007..................................................................................     32,535,320.84
August 25, 2007................................................................................     31,606,428.67
September 25, 2007.............................................................................     30,703,644.13
October 25, 2007...............................................................................     29,826,241.37
November 25, 2007..............................................................................     28,973,514.56
December 25, 2007..............................................................................     28,144,777.34
January 25, 2008...............................................................................     27,339,362.32
February 25, 2008..............................................................................     26,556,620.48
March 25, 2008.................................................................................     25,795,920.77
April 25, 2008.................................................................................     25,056,649.53
May 25, 2008...................................................................................     24,338,210.06
June 25, 2008..................................................................................     23,640,022.13
July 25, 2008..................................................................................     22,961,521.56
August 25, 2008................................................................................     22,302,159.73
September 25, 2008.............................................................................     21,661,403.20
October 25, 2008...............................................................................     21,038,733.26
November 25, 2008..............................................................................     20,433,645.57
December 25, 2008..............................................................................     19,845,649.68
January 25, 2009...............................................................................     19,274,268.75
February 25, 2009..............................................................................     18,719,039.11
March 25, 2009.................................................................................     18,179,509.91
April 25, 2009.................................................................................     17,655,242.79
May 25, 2009...................................................................................     17,145,811.51
June 25, 2009..................................................................................     16,650,801.62
July 25, 2009..................................................................................     16,169,810.16
August 25, 2009................................................................................     15,702,445.32
September 25, 2009.............................................................................     15,248,326.14
October 25, 2009...............................................................................     14,807,082.20
November 25, 2009..............................................................................     14,378,353.36
December 25, 2009..............................................................................     13,961,789.46
January 25, 2010...............................................................................     13,557,050.02
February 25, 2010..............................................................................     13,163,804.03
March 25, 2010.................................................................................     12,781,729.64
April 25, 2010.................................................................................     12,410,513.91
May 25, 2010...................................................................................     12,049,852.62
June 25, 2010..................................................................................     11,699,449.94
July 25, 2010..................................................................................     11,359,018.29

                                                                                                     NOTIONAL
                                                                                                     AMOUNT OF
                                       DISTRIBUTION DATE                                             CLASS X-1
-----------------------------------------------------------------------------------------------   ---------------
August 25, 2010................................................................................   $ 11,028,278.05
September 25, 2010.............................................................................     10,706,957.37
October 25, 2010...............................................................................     10,394,791.94
November 25, 2010..............................................................................     10,091,524.79
December 25, 2010..............................................................................      9,796,906.11
January 25, 2011...............................................................................      9,510,692.98
February 25, 2011..............................................................................      9,232,649.29
March 25, 2011.................................................................................      8,962,545.45
April 25, 2011.................................................................................      8,700,158.27
May 25, 2011...................................................................................      8,445,270.76
June 25, 2011..................................................................................      8,197,671.97
July 25, 2011..................................................................................      7,957,156.81
August 25, 2011................................................................................      7,723,525.91
September 25, 2011.............................................................................      7,496,585.43
October 25, 2011...............................................................................      7,276,146.95
November 25, 2011..............................................................................      7,062,027.26
December 25, 2011..............................................................................      6,854,048.29
January 25, 2012...............................................................................      6,652,036.92
February 25, 2012..............................................................................      6,455,824.83
March 25, 2012.................................................................................      6,265,248.43
April 25, 2012.................................................................................      6,080,148.65
May 25, 2012...................................................................................      5,900,370.89
June 25, 2012..................................................................................      5,725,764.84
July 25, 2012..................................................................................      5,556,184.38
August 25, 2012................................................................................      5,391,487.50
September 25, 2012.............................................................................      5,231,536.11
October 25, 2012...............................................................................      5,076,196.00
November 25, 2012..............................................................................      4,925,336.71
December 25, 2012..............................................................................      4,778,831.41
January 25, 2013...............................................................................      4,636,556.83
February 25, 2013..............................................................................      4,498,393.12
March 25, 2013.................................................................................      4,364,223.81
April 25, 2013.................................................................................      4,233,935.66
May 25, 2013...................................................................................      4,107,418.62
June 25, 2013..................................................................................      3,984,565.70
July 25, 2013..................................................................................      3,865,272.92
August 25, 2013................................................................................      3,749,439.20
September 25, 2013.............................................................................      3,636,966.29
October 25, 2013...............................................................................      3,527,758.70
November 25, 2013..............................................................................      3,421,723.60
December 25, 2013..............................................................................      3,318,770.78
January 25, 2014...............................................................................      3,218,812.54
February 25, 2014..............................................................................      3,121,763.66
March 25, 2014.................................................................................      3,027,541.29
April 25, 2014.................................................................................      2,936,064.91
May 25, 2014...................................................................................      2,847,256.28
June 25, 2014..................................................................................      2,761,039.32
July 25, 2014..................................................................................      2,677,340.11
August 25, 2014................................................................................      2,596,086.81
September 25, 2014.............................................................................      2,517,209.58
October 25, 2014...............................................................................      2,440,640.57

                                                                                                     NOTIONAL
                                                                                                     AMOUNT OF
                                       DISTRIBUTION DATE                                             CLASS X-1
-----------------------------------------------------------------------------------------------   ---------------
November 25, 2014..............................................................................   $  2,366,313.80
December 25, 2014..............................................................................      2,294,165.17
January 25, 2015...............................................................................      2,224,132.39
February 25, 2015..............................................................................      2,156,154.91
March 25, 2015.................................................................................      2,090,173.88
April 25, 2015.................................................................................      2,026,132.12
May 25, 2015...................................................................................      1,963,974.05
June 25, 2015..................................................................................      1,903,645.67
July 25, 2015..................................................................................      1,845,094.48
August 25, 2015................................................................................      1,788,269.49
September 25, 2015.............................................................................      1,733,121.12
October 25, 2015...............................................................................      1,679,601.21
November 25, 2015..............................................................................      1,627,662.95
December 25, 2015..............................................................................      1,577,260.84
January 25, 2016...............................................................................      1,528,350.69
February 25, 2016..............................................................................      1,480,889.54
March 25, 2016.................................................................................      1,434,835.65
April 25, 2016.................................................................................      1,390,148.47
May 25, 2016...................................................................................      1,346,788.58
June 25, 2016..................................................................................      1,304,717.68
July 25, 2016..................................................................................      1,263,898.56
August 25, 2016................................................................................      1,224,295.07
September 25, 2016.............................................................................      1,185,872.07
October 25, 2016...............................................................................      1,148,595.42
November 25, 2016..............................................................................      1,112,431.95
December 25, 2016..............................................................................      1,077,349.43
January 25, 2017...............................................................................      1,043,316.55
February 25, 2017..............................................................................      1,010,302.87
March 25, 2017.................................................................................        978,278.84
April 25, 2017.................................................................................        947,215.74
May 25, 2017...................................................................................        917,085.65
June 25, 2017..................................................................................        887,861.47
July 25, 2017..................................................................................        859,516.85
August 25, 2017................................................................................        832,026.20
September 25, 2017.............................................................................        805,364.66
October 25, 2017...............................................................................        779,508.08
November 25, 2017..............................................................................        754,432.97
December 25, 2017..............................................................................        730,116.56
January 25, 2018...............................................................................        706,536.68
February 25, 2018..............................................................................        683,671.83
March 25, 2018.................................................................................        661,501.10
April 25, 2018.................................................................................        640,004.19
May 25, 2018...................................................................................        619,161.36
June 25, 2018..................................................................................        598,953.47
July 25, 2018..................................................................................        579,361.89
August 25, 2018................................................................................        560,368.55
September 25, 2018.............................................................................        541,955.88
October 25, 2018...............................................................................        524,106.82
November 25, 2018..............................................................................        506,804.80
December 25, 2018..............................................................................        490,033.72
January 25, 2019...............................................................................        473,777.96

                                                                                                     NOTIONAL
                                                                                                     AMOUNT OF
                                       DISTRIBUTION DATE                                             CLASS X-1
-----------------------------------------------------------------------------------------------   ---------------
February 25, 2019..............................................................................   $    458,022.32
March 25, 2019.................................................................................        442,752.05
April 25, 2019.................................................................................        427,952.82
May 25, 2019...................................................................................        413,610.73
June 25, 2019..................................................................................        399,712.25
July 25, 2019..................................................................................        386,244.27
August 25, 2019................................................................................        373,194.02
September 25, 2019.............................................................................        360,549.14
October 25, 2019...............................................................................        348,297.59
November 25, 2019..............................................................................        336,427.70
December 25, 2019..............................................................................        324,928.13
January 25, 2020...............................................................................        313,787.86
February 25, 2020..............................................................................        302,996.20
March 25, 2020.................................................................................        292,542.76
April 25, 2020.................................................................................        282,417.46
May 25, 2020...................................................................................        272,610.50
June 25, 2020..................................................................................        263,112.37
July 25, 2020..................................................................................        253,913.84
August 25, 2020................................................................................        245,005.93
September 25, 2020.............................................................................        236,379.94
October 25, 2020...............................................................................        228,027.42
November 25, 2020..............................................................................        219,940.15
December 25, 2020..............................................................................        212,110.16
January 25, 2021...............................................................................        204,529.72
February 25, 2021..............................................................................        197,191.30
March 25, 2021.................................................................................        190,087.62
April 25, 2021.................................................................................        183,211.59
May 25, 2021...................................................................................        176,556.33
June 25, 2021..................................................................................        170,115.17
July 25, 2021..................................................................................        163,881.63
August 25, 2021................................................................................        157,849.41
September 25, 2021.............................................................................        152,012.40
October 25, 2021...............................................................................        146,364.68
November 25, 2021..............................................................................        140,900.49
December 25, 2021..............................................................................        135,614.24
January 25, 2022...............................................................................        130,500.52
February 25, 2022..............................................................................        125,554.04
March 25, 2022.................................................................................        120,769.71
April 25, 2022.................................................................................        116,142.56
May 25, 2022...................................................................................        111,667.78
June 25, 2022..................................................................................        107,340.70
July 25, 2022..................................................................................        103,156.78
August 25, 2022................................................................................         99,111.61
September 25, 2022.............................................................................         95,200.94
October 25, 2022...............................................................................         91,420.61
November 25, 2022..............................................................................         87,766.59
December 25, 2022..............................................................................         84,234.99
January 25, 2023...............................................................................         80,822.01
February 25, 2023..............................................................................         77,523.99
March 25, 2023.................................................................................         74,337.34
April 25, 2023.................................................................................         71,258.61
May 25, 2023...................................................................................         68,284.44
June 25, 2023..................................................................................         65,411.56
July 25, 2023..................................................................................         62,636.83

                                                                                                     NOTIONAL
                                                                                                     AMOUNT OF
                                       DISTRIBUTION DATE                                             CLASS X-1
-----------------------------------------------------------------------------------------------   ---------------
August 25, 2023................................................................................   $     59,957.16
September 25, 2023.............................................................................         57,369.58
October 25, 2023...............................................................................         54,871.21
November 25, 2023..............................................................................         52,459.23
December 25, 2023..............................................................................         50,130.94
January 25, 2024...............................................................................         47,883.69
February 25, 2024..............................................................................         45,714.92
March 25, 2024.................................................................................         43,622.16
April 25, 2024.................................................................................         41,602.99
May 25, 2024...................................................................................         39,655.09
June 25, 2024..................................................................................         37,776.18
July 25, 2024..................................................................................         35,964.07
August 25, 2024................................................................................         34,216.63
September 25, 2024.............................................................................         32,531.79
October 25, 2024...............................................................................         30,907.55
November 25, 2024..............................................................................         29,341.96
December 25, 2024..............................................................................         27,833.14
January 25, 2025...............................................................................         26,379.26
February 25, 2025..............................................................................         24,978.54
March 25, 2025.................................................................................         23,629.28
April 25, 2025.................................................................................         22,329.80
May 25, 2025...................................................................................         21,078.48
June 25, 2025..................................................................................         19,873.77
July 25, 2025..................................................................................         18,714.13
August 25, 2025................................................................................         17,598.10
September 25, 2025.............................................................................         16,524.25
October 25, 2025...............................................................................         15,491.20
November 25, 2025..............................................................................         14,497.60
December 25, 2025..............................................................................         13,542.15
January 25, 2026...............................................................................         12,623.60
February 25, 2026..............................................................................         11,740.71
March 25, 2026.................................................................................         10,892.32
April 25, 2026.................................................................................         10,077.25
May 25, 2026...................................................................................          9,294.42
June 25, 2026..................................................................................          8,542.73
July 25, 2026..................................................................................          7,821.14
August 25, 2026................................................................................          7,128.64
September 25, 2026.............................................................................          6,464.25
October 25, 2026...............................................................................          5,827.02
November 25, 2026..............................................................................          5,216.03
December 25, 2026..............................................................................          4,630.38
January 25, 2027...............................................................................          4,069.21
February 25, 2027..............................................................................          3,531.68
March 25, 2027.................................................................................          3,016.99
April 25, 2027.................................................................................          2,524.34
May 25, 2027...................................................................................          2,052.97
June 25, 2027..................................................................................          1,602.15
July 25, 2027..................................................................................          1,171.17
August 25, 2027................................................................................            759.33
September 25, 2027.............................................................................            365.95
October 25, 2027 and thereafter................................................................              0.00

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                                  CWMBS, INC.
                                   Depositor
                       Mortgage Pass-Through Certificates
                              (Issuable in Series)
                         ------------------------------

    This Prospectus relates to Mortgage Pass-Through Certificates (the 'Certificates'), which may be sold from time to time in one or more Series (each, a 'Series') by CWMBS, Inc. (the 'Depositor') on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of a trust fund (a 'Trust Fund'). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage related assets (the 'Mortgage Assets') consisting of (i) first lien mortgage loans (or participation interests therein) secured by one- to four-family residential properties ('Mortgage Loans'), (ii) mortgage pass-through securities (the 'Agency Securities') issued or guaranteed by the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') or (iii) Private Mortgage-Backed Securities (defined herein). The Mortgage Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a 'Seller'), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, reinvestment income, guaranties, letters of credit or other assets to the extent described in the related Prospectus Supplement.

    Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

    Distributions to holders of Certificates (the 'Certificateholders') will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

    The Certificates of any Series will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

    The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Certain Federal Income Tax Consequences' herein.

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

    Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement.

January 27, 1998

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the related Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series, Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the plan of distribution of such Certificates; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the Commission, including the Depositor. The address of such Internet Web site is (http://www.sec.gov).

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby. The Prospectus Supplement for each Series will specify the extent (if any) to which the terms of such Series or the related Trust Fund vary from the description of the Certificates and Trust Funds in general that is contained in this Prospectus.

Title of Securities.......................  Mortgage Pass-Through Certificates (the 'Certificates'), issuable in series (each, a 'Series'). Each Series will be issued under a separate pooling and servicing agreement (each, an 'Agreement') to be entered into with respect to each such Series.
Depositor.................................  CWMBS, Inc., a Delaware corporation (the 'Depositor').
Trustee...................................  The trustee (the 'Trustee') for each Series of Certificates will be specified in the related Prospectus Supplement. See 'The Pooling and
                                            Servicing Agreement' herein for a description of the Trustee's rights and obligations.
Master Servicer...........................  The entity or entities named as master servicer (the 'Master
                                            Servicer') in the related Prospectus Supplement, which may be an affiliate of the Depositor. See 'The Pooling and Servicing
                                            Agreement -- Certain Matters Regarding the Master Servicer and the
                                            Depositor' herein.
Seller....................................  The entity or entities named as seller (the 'Seller') in the related
                                            Prospectus Supplement, which may be an affiliate of the Depositor.
Closing Date..............................  The date (the 'Closing Date') of initial issuance of a Series of
                                            Certificates, as specified in the related Prospectus Supplement.
Trust Fund................................  The trust fund for a Series of Certificates (each, a 'Trust Fund')
                                            will include certain mortgage related assets (the 'Mortgage Assets')
                                            consisting of (a) first lien mortgage loans (or participation interests therein) secured by one- to four-family residential properties (the 'Mortgage Loans'), (b) mortgage pass-through securities issued or guaranteed by the Government National Mortgage
                                            Association ('GNMA'), the Federal National Mortgage Association
                                            ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') (the
                                            'Agency Securities') or (c) other mortgage pass-through certificates or collateralized mortgage obligations (the 'Private Mortgage-Backed
                                            Securities'), together with payments in respect of such Mortgage
                                            Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.
A. Mortgage Loans.........................  Unless otherwise specified in the related Prospectus Supplement,
                                            Mortgage Loans will be secured by first mortgage liens on one- to four-family residential properties (each, a 'Mortgaged Property'). If so specified, the Mortgage Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, nonprofit, cooperative housing corporations
                                            ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related
                                            Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation

                                            certificates evidencing interests in mortgage loans. Such mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal
                                            Housing Authority ('FHA') or partially guaranteed by the Veterans'
                                            Administration ('VA') as specified in the related Prospectus
                                            Supplement.
B. General Attributes of
   Mortgage Loans.........................  The payment terms of the Mortgage Loans to be included in a Trust
                                            Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:
                                            (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a
                                                combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus
                                                Supplement. The loan agreement or promissory note (the 'Mortgage
                                                Note') in respect of a Mortgage Loan may provide for the payment of interest at a rate lower than the interest rate (the 'Mortgage
                                                Rate') specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.
                                            (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term.
                                                Payment of all or a substantial portion of the principal may be due on maturity ('balloon payments'). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.
                                            (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.
                                            (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related
                                                Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such
                                                Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for

                                                certain periods ('lockout periods'). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in
                                                connection with any such subsequent prepayment. Other Mortgage
                                                Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage
                                                Loans may include 'due-on-sale' clauses which permit the
                                                mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related
                                                Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the
                                                Seller.
                                            (e) The real property constituting security for repayment of a
                                                Mortgage Loan may be located in any one of the fifty states, the
                                                District of Columbia, Guam, Puerto Rico or any other territory of the United States. Unless otherwise specified in the related
                                                Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement.
                                            All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.
C. Agency Securities......................  The Agency Securities evidenced by a Series of Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ('FHLMC
                                            Certificates'), (ii) certificates ('Guaranteed Mortgage Pass-Through
                                            Certificates') issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association
                                            ('FNMA Certificates'), (iii) fully modified pass-through
                                            mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage
                                            Association ('GNMA Certificates'), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest
                                            distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain
                                            FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such
                                            Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.
                                            The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I

                                            Program, the GNMA II Program or another program specified in the related Prospectus Supplement. The payment characteristics of the mortgage loans underlying the Agency Securities will be described in the related Prospectus Supplement.
D. Private Mortgage-Backed Securities.....  Private Mortgage-Backed Securities may include (a) mortgage pass-
                                            through certificates representing beneficial interests in certain mortgage loans or (b) collateralized mortgage obligations secured by such mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such
                                            distributions) on certain mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                            Mortgage-Backed Securities themselves will not be so insured or guaranteed. Unless otherwise specified in the related Prospectus
                                            Supplement relating to a Series of Certificates, payments on the
                                            Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed
                                            Securities. See 'The Trust Fund -- Private Mortgage-Backed
                                            Securities' herein.
                                            The related Prospectus Supplement for a Series will specify, among other things, (i) the approximate aggregate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust
                                            Fund for such Series; (ii) certain characteristics of the mortgage loans that comprise the underlying assets for the Private
                                            Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount, if known, of the underlying mortgage loans that are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (iii) the maximum original term to stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities;
                                            (v) the pass-through or certificate rate or ranges thereof for the
                                            Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed
                                            Securities; (vii) the issuer of the Private Mortgage-Backed
                                            Securities (the 'PMBS Issuer'), the servicer of the Private
                                            Mortgage-Backed Securities (the 'PMBS Servicer') and the trustee of the Private Mortgage-Backed Securities (the 'PMBS Trustee'); (viii)
                                            certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the Private
                                            Mortgage-Backed Securities or to such Private Mortgage-Backed
                                            Securities themselves; (ix) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the
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
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                                            terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See 'The Trust Fund'
                                            herein.
Description of the Certificates...........  Each Certificate will represent a beneficial ownership interest in a
                                            Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related
                                            Series. The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Certificates may include one or more classes of senior
                                            Certificates (collectively, the 'Senior Certificates') and one or more classes of subordinate Certificates (collectively, the
                                            'Subordinated Certificates'). Certain Series or classes of
                                            Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.
                                            One or more classes of Certificates of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related
                                            Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related
                                            Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii)
                                            as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.
Distributions on the Certificates.........  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a
                                            'Distribution Date') out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus
                                            Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto.
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                                            Unless otherwise specified in the related Prospectus Supplement, the aggregate original balance of the Certificates (the 'Certificate
                                            Balance') will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the related Prospectus Supplement, the Certificates will have an aggregate original Certificate Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the first day of the month of creation of the Trust Fund and will bear interest at a rate (the 'Pass-Through Rate') equal to the interest rate borne by the underlying Mortgage Loans, Agency Securities or Private
                                            Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the aggregate original Certificate Balance of the Certificates and interest rates on the classes of Certificates will be determined based on the cash flow on the Mortgage Assets.
                                            The rate at which interest will be passed through to holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus
                                            Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.
Credit Enhancement........................  The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement as described in the related Prospectus Supplement.
                                            The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the
                                            Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each
                                            Rating Agency rating the Certificates of such Series. See 'Credit
                                            Enhancement' herein.
A. Subordination..........................  A Series of Certificates may consist of one or more classes of Senior
                                            Certificates and one or more classes of Subordinated Certificates.
                                            The rights of the holders of the Subordinated Certificates of a
                                            Series (the 'Subordinated Certificateholders') to receive
                                            distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior
                                            Certificates of the same Series (the 'Senior Certificateholders') to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to the Senior Certificateholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related
                                            Certificate Account and, to the extent described in the related
                                            Prospectus Supplement, by the right of such holders
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                                            to receive future distributions on the assets in the related Trust
                                            Fund that would otherwise have been payable to the Subordinated
                                            Certificateholders; (ii) reducing the ownership interest of the related Subordinated Certificates; (iii) a combination of clauses (i)
                                            and (ii) above; or (iv) as otherwise described in the related
                                            Prospectus Supplement. If so specified in the related Prospectus
                                            Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related
                                            Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of
                                            Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.
B. Reserve Fund...........................  One or more reserve funds (the 'Reserve Fund') may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.
C. Mortgage Pool
   Insurance Policy.......................  A mortgage pool insurance policy or policies (the 'Mortgage Pool
                                            Insurance Policy') may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage
                                            Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the
                                            Mortgage Pool as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (the 'Cut-off Date').
D. Special Hazard Insurance
   Policy.................................  A special hazard insurance policy or policies (the 'Special Hazard
                                            Insurance Policy'), may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard
                                            Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance
                                            Policy as described in the related Prospectus Supplement.
E. Bankruptcy Bond........................  A bankruptcy bond or bonds (the 'Bankruptcy Bonds') may be obtained to cover certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.
F. FHA Insurance and VA
   Guaranty...............................  All or a portion of the Mortgage Loans in a Mortgage Pool may be insured by FHA insurance ('FHA Insurance') and may be partially guaranteed by the VA (a 'VA Guaranty').
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G. Cross Support..........................  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of
                                            Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.
H. Other Arrangements.....................  Other arrangements as described in the related Prospectus Supplement including, but not limited to, one or more letters of credit, surety bonds, other insurance or third party guaranties, may be used to provide coverage for certain risks of default or various types of losses.
Advances..................................  Unless otherwise specified in the related Prospectus Supplement, the
                                            Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of the Master Servicer (each, a 'Sub-Servicer') will be obligated to advance amounts (each, an 'Advance') corresponding to delinquent principal and interest payments on such Mortgage Loan
                                            (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the first day of the month following the date on which the related Mortgaged
                                            Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus
                                            Supplement. Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.
Optional Termination......................  The Master Servicer or, if specified in the related Prospectus
                                            Supplement, the holder of the residual interest in a REMIC may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in 'The Pooling and Servicing Agreement -- Termination;
                                            Optional Termination' herein.
Legal Investment..........................  The Prospectus Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute 'mortgage related securities' for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes
                                            of Certificates that qualify as 'mortgage related securities' will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Certificates (whether or not such class constitutes a 'mortgage related security') complies with applicable guidelines, policy statements or restrictions. See 'Legal
                                            Investment' herein.
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                                       10


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Certain Federal Income Tax Consequences...  The federal income tax consequences to Certificateholders will vary depending on whether one or more elections are made to treat the
                                            Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') under the provisions of the Internal
                                            Revenue Code of 1986, as amended (the 'Code'). The Prospectus
                                            Supplement for each Series of Certificates will specify whether such an election will be made. See 'Certain Federal Income Tax
                                            Consequences' herein and in the related Prospectus Supplement.
ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                            1974, as amended ('ERISA'), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See 'ERISA Considerations'
                                            herein and in the related Prospectus Supplement. Certain classes of
                                            Certificates may not be transferred unless the Trustee and the
                                            Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the
                                            Code and will not subject the Trustee, the Depositor or the Master
                                            Servicer to additional obligations. See 'Description of the
                                            Certificates -- General' and 'ERISA Considerations' herein and in the related Prospectus Supplement.
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                                THE TRUST FUND*

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the 'Mortgage Assets') consisting of (A) a mortgage pool (a 'Mortgage Pool') comprised of Mortgage Loans, (B) Agency Securities or
(C) Private Mortgage-Backed Securities, in each case as specified in the related
Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates will be entitled to payment from the assets of the related
Trust Fund or other assets pledged for the benefit of the holders of such Certificates (the 'Certificateholders') as specified in the related Prospectus
Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed
Securities but not a combination thereof.

     The Mortgage Assets may be acquired by the Depositor, either directly or through affiliates, from originators or sellers that may be affiliates of the Depositor (the 'Sellers') and conveyed by the Depositor to the related Trust
Fund. Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Mortgage Loan
Program -- Underwriting Standards' or as otherwise described in a related
Prospectus Supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage
Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the
'Detailed Description'). A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS -- GENERAL

     For purposes hereof, the real property that secures repayment of the Mortgage Loans is referred to collectively as 'Mortgaged Properties'. The
Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.
Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a 'Primary Mortgage Insurance Policy'). The existence, extent and duration of any such coverage will be described in the applicable
Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. A Mortgage Note may provide for

                         ------------------------------

* Whenever the terms 'Mortgage Pool' and 'Certificates' are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (the
  'Trust Fund') consisting primarily of the Mortgage Assets in such Mortgage
  Pool. Similarly, the term 'Pass-Through Rate' will refer to the Pass-Through
  Rate borne by the Certificates of one specific Series and the term 'Trust
  Fund' will refer to one specific Trust Fund.

                                       12


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     the payment of interest at a rate lower than the Mortgage Rate specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('balloon payments'). Principal may include interest that has been deferred and added to the principal balance of the Mortgage
     Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related
     Prospectus Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of such Mortgage Loan or for certain periods ('lockout periods'). Certain Mortgage
     Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include 'due-on-sale' clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other
     Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     A Trust Fund may contain certain Mortgage Loans ('Buydown Loans') that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on such Mortgage Loans (each, a 'Mortgagor') during the early years of such Mortgage Loans, the difference to be made up from a fund (a
'Buydown Fund') contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage
Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off
Date, (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by Cooperatives, vacation and second homes, or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage
Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum Mortgage Rates and (viii) the geographical distribution of the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related
Certificates are initially offered, more general information of the nature described above will be provided in the Detailed Description.

     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the 'Collateral Value' of a Mortgaged Property is the lesser of (a) the

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appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged
Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the Certificateholders of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions
('Sub-Servicers'), pursuant to a Pooling and Servicing Agreement (each, an 'Agreement'), and will receive a fee for such services. See 'Mortgage Loan
Program' and 'The Pooling and Servicing Agreement' herein. With respect to
Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage
Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See 'The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets' herein. The obligations of the
Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under 'Mortgage Loan Program -- Representations by Sellers; Repurchases' and its obligation to make certain cash advances (each, an 'Advance') in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under 'Description of the Certificates -- Advances'. The obligations of the Master Servicer to make
Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement. The Master Servicer may also be a Seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

     Unless otherwise specified in the related Prospectus Supplement, Mortgage
Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Mortgage Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations
('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement.

     The Mortgaged Properties relating to Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. Such
Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus
Supplement.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II

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of the National Housing Act of 1934, as amended (the 'Housing Act'), authorizes
GNMA to guarantee the timely payment of the principal of and interest on certificates (the 'GNMA Certificates') that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ('FHA Loans'), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38,
United States Code ('VA Loans').

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.' In order to meet its obligations under any such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program (each such certificate, a 'GNMA I
Certificate') or the GNMA II program (each such certificate, a 'GNMA II
Certificate')) will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ('GNMA Issuer') approved by GNMA or by FNMA as a seller-servicer of FHA
Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one-to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement
(a 'Guaranty Agreement') between GNMA and the GNMA Issuer. Pursuant to its
Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA
Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA
Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA
Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment.
Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

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     Regular monthly installment payments on each GNMA Certificate held in a
Trust Fund will be comprised of interest due as specified on such GNMA
Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a
GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loans will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Loans will be computed in the same manner as payments derived from other GNMA
Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans.
The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-'buydown' mortgage loans are available in respect of graduated payment or Buydown Loans. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     The GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act'). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a 'FHLMC Certificate group'). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A
FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor
Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor
Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC
Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates,

                                       16


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
guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC
Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution.
Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii)
30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC
Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC.
The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.
Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC
Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act, as amended. FNMA was

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
originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.
FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates.  FNMA Certificates are Guaranteed Mortgage Pass-Through
Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

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     Stripped Mortgage-Backed Securities.  Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA
Certificates. The underlying securities will be held under a trust agreement by
FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related
Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency
Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related
Prospectus Supplement.

     Other Agency Securities.  If specified in the related Prospectus
Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus
Supplement. If so specified, a combination of different types of Agency
Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or (b) collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Private Mortgage-Backed
Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a 'PMBS Agreement'). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the 'PMBS Trustee'). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private
Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed
Security will be serviced by a servicer (the 'PMBS Servicer') directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

     The issuer of the Private Mortgage-Backed Securities (the 'PMBS Issuer') will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related Trust Fund or any of the Private
Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related Prospectus
Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS
Servicer may have the right to repurchase assets underlying the Private
Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Buydown Loans, adjustable rate mortgage loans or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

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     The Prospectus Supplement for a Series for which the Trust Fund includes
Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund; (ii) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated
maturities of the underlying mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv)
the weighted average term-to-stated maturity of the Private Mortgage-Backed
Securities; (v) the pass-through or certificate rate of the Private
Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the PMBS
Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities; (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the
Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which the underlying mortgage loans for such
Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed
Securities; and (x) the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.
The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Mortgage Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell
Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     CWMBS, Inc., a Delaware corporation (the 'Depositor'), was organized on May
27, 1993 for the limited purpose of acquiring, owning and transferring Mortgage
Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The
Depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Standards'.

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UNDERWRITING STANDARDS

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

     In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the Mortgage Note.

     Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagors have the ability to make the monthly payments required initially. In some instances, however, a Mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each
Seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related Mortgage Pool and must maintain satisfactory facilities to originate and service those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates.
Such representations and warranties unless otherwise provided in the related
Prospectus Supplement generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy were effective at the origination of each Mortgage Loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such

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Mortgage Loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid first lien on, or a first perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects. In addition, if any required payment on a Mortgage Loan was more than 31 days delinquent at any time during the twelve months prior to the Cut-off Date, the related Prospectus Supplement shall so indicate.

     As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     As indicated in the related Agreement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made as of the related Closing
Date, the related Cut-off Date, the date on which such Seller sold the Mortgage
Loan to the Depositor or one of its affiliates, or the date of origination of the related Mortgage Loan, as the case may be. In the event that representations and warranties are made as of a date other than such Closing Date or Cut-off
Date, a substantial period of time may have elapsed between such other date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage
Loan by such Seller or following the origination of such Mortgage Loan, as the case may be, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates or after the origination of such Mortgage Loan, as the case may be. In addition, certain representations, including the condition of the related Mortgaged Property, will be limited to the extent the Seller has knowledge and the Seller will be under no obligation to investigate the substance of any such representation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular
Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as the Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any such repurchase. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related
Trust Fund or from any holder of the related residual certificate. See
'Description of the Certificates -- General' herein and in the related
Prospectus Supplement. Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation

                                       22


and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under 'The Pooling and Servicing Agreement -- Assignment of Mortgage Assets'.

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Mortgage Assets that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement (the 'Retained Interest')); (ii) such assets as from time to time are required to be deposited in the related Certificate Account; (iii) property that secured a Mortgage Loan and that is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus

Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a 'Record Date'). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the 'Certificate Register') or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of certain classes of Certificates may result in 'prohibited transactions' within the meaning of ERISA and the Code. See 'ERlSA Considerations' herein. Unless otherwise specified in the related Prospectus Supplement, transfer of such Certificates will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of such Certificates by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a 'real estate mortgage investment conduit' or 'REMIC' as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of 'residual interests' in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute 'regular interests' in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See 'Credit Enhancement' herein and in the related Prospectus Supplement. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, 'Available Funds' for each Distribution Date will generally equal the amount on deposit in the related Certificate Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates (the 'Class Certificate Balance') entitled to interest at the Pass-Through Rate (which may be a fixed rate or a rate adjustable as specified in such Prospectus Supplement) from the date and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as 'Accrual Certificates') will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the Class Certificate Balance of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the Class Certificate Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement and, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the Class Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the Class Certificate Balance of any class of Certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, unless otherwise specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund.

Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See 'Credit
Enhancement -- Subordination' herein and 'Credit Enhancement -- Subordination of the Subordinated Certificates' in the related Prospectus Supplement.

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Certificate Account for future distributions to Certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by obligors on the Mortgage Assets, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Certificateholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Advances will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Assets with respect to which such Advances were made (e.g., late payments made by the related obligors, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan repurchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). In addition, Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including Senior Certificateholders) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Certificateholders;

          (v) the Class Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the Pass-Through Rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in the Reserve Fund at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Certificates may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES                                              DEFINITION

                                                                 PRINCIPAL TYPES
Accretion Directed............  A class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the Trust Fund for the related Series.
Component Certificates........  A class consisting of 'Components.' The Components of a class of Component
                                Certificates may have different principal and/or interest payment characteristics but together constitute a single class. Each Component of a class of Component
                                Certificates may be identified as falling into one or more of the categories in this chart.
Notional Amount
  Certificates................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class (also
  sometimes referred to as
  'PACs').....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the
                                'structuring range' for the Planned Principal Class. The Planned Principal
                                Classes in any Series of Certificates may be subdivided into different categories
                                (e.g., Primary Planned Principal Classes, Secondary Planned Principal Classes and
                                so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the Secondary Planned Principal
                                Class of a Series of Certificates will be narrower than that for the Primary
                                Planned Principal Class of such Series.
Scheduled Principal Class.....  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or
                                Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the 'structuring range' for the Scheduled Principal Class.
Sequential Pay................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same Series of
                                Certificates may be identified as a Sequential Pay Class.
Strip.........................  A class that receives a constant proportion, or 'strip,' of the principal payments on the underlying Mortgage Assets or other assets of the Trust Fund.
Support Class (also sometimes
  referred to as 'companion
  classes')...................  A class that receives principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Principal Classes,
                                Targeted Principal Classes and/or Scheduled Principal Classes.

CATEGORIES OF CLASSES                                              DEFINITION
Targeted Principal Class (also
  sometimes referred to as
  'TACs').....................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                                                 INTEREST TYPES
Fixed Rate....................  A class with an interest rate that is fixed throughout the life of the class.
Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.
Inverse Floating Rate.........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.
Variable Rate.................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Mortgage Rates borne by the underlying Mortgage Loans).
Interest Only.................  A class that receives some or all of the interest payments made on the underlying
                                Mortgage Assets or other assets of the Trust Fund and little or no principal.
                                Interest Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.
Principal Only................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual...............  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable
                                Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual Class is retired.
Accrual.......................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the 'Calculation Agent') will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth herein (the 'Reference Banks') for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

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     LIBOR will be established by the Calculation Agent on each LIBOR
Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the 'Eleventh District'). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ('FHLBSF') to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month 'will be announced on or near the last working day' of the following month and also has stated that it 'cannot guarantee the announcement' of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of 'COFI Certificates') for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Certificates the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the 'National Cost of Funds Index') published by the Office of Thrift Supervision (the 'OTS') for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the 'constant maturity' (as further described below) specified in such Prospectus Supplement or (ii) if no 'constant maturity' is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15 (519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at 'constant maturity' are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the 'Prime Rate' as published in the 'Money Rates' section of The Wall Street Journal (or if not so published, the 'Prime Rate' as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of the Certificates of any Series (each, a class of 'Book-Entry Certificates') may be initially issued through the book-entry facilities of The Depository Trust Company (together with any successor depository selected by the Depositor, the 'Depository'). Each class of Book-Entry Certificates of a Series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance (as defined herein) of each such class and which will be held by a nominee of the Depository. Unless otherwise provided in the related Prospectus Supplement, the following generally describes the procedures that will be applicable to any class of Book-Entry Certificates.

     Beneficial interests in the Book-Entry Certificates of a Series will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $1,000 and integral multiples in excess thereof. Accordingly, the Depository or its nominee is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate').

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in true be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

     In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to the Depository or its nominee, as the case may be, as holder of record of the Book-Entry Certificates. Because the Depository can act only on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Book-Entry Certificates will be the Depository or its nominee. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term will be used in the Agreement relating to such series of Certificates. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the related Trust Fund provided to the Depository or its nominee, as the case may be, as holder of record of the Book-Entry Certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     Unless otherwise specified in the related Prospectus Supplement, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates of a particular Series under the related Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts such Book-Entry Certificates are credit to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Unless otherwise specified in the related Prospectus Supplement, Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default, beneficial owners of Certificates representing not less than 51% of the aggregate Percentage Interests evidenced by each class of Certificates of the related Series issued as Book-Entry Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement relating to such Series of Certificates.

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                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, the rights of holders of one or more classes of Subordinated Certificates (the 'Subordinated Certificateholders') will be subordinate to the rights of holders of one or more other classes of Senior Certificates (the 'Senior Certificateholders') of such Series to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related Prospectus Supplement, Senior Certificateholders would experience losses on the Certificates.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to Senior Certificateholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy ('Mortgage Pool Insurance Policy') will be obtained for the Mortgage Pool and issued by the insurer (the 'Pool Insurer') named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the 'Special Hazard Insurer') named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See 'The Pooling and Servicing Agreement -- Hazard Insurance'. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond (the 'Bankruptcy Bond') to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See 'Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' herein.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

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RESERVE FUND

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more reserve funds (the 'Reserve Fund') for such Series. The related Prospectus Supplement will specify whether or not a Reserve Fund will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement, to which the Subordinated Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in 'Permitted Investments' which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to the Certificateholders for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series that includes a cross support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the underlying mortgage loans with respect to the Mortgage Assets in a given Mortgage Pool will vary depending upon the type of mortgage loans included

                                       37


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therein, and each Prospectus Supplement will contain information with respect to the type and maturities of such mortgage loans. Unless otherwise specified in the related Prospectus Supplement, the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans with respect to the Mortgage Assets will affect the life of the related Series of Certificates.

     A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect the prepayment experience of mortgage loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA and Mortgage Loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that on conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'The Pooling and Servicing Agreement -- Collection Procedures' and 'Certain Legal Aspects of the Mortgage Loans' herein for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to Certificateholders because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See 'The Pooling and Servicing Agreement -- Termination; Optional Termination' herein.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including Principal Prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

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                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of the Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the related Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original Mortgage Note that has been lost, (ii) the mortgage, deed of trust or similar instrument (the 'Mortgage') with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will, unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

     With respect to any Mortgage Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee (or, to the extent the related Agreement so provides, a lost note affidavit), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under 'Mortgage Loan Program -- Representations by Sellers; Repurchases,' neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole

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remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See 'The Trust Fund -- Private Mortgage-Backed Securities' herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the 'Certificate Account'), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term unsecured debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a 'Rating Agency'), (ii) an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or Advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

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          (i) all payments on account of principal, including Principal
     Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ('Insured Expenses') incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ('Liquidation Expenses') and unreimbursed Advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under 'Mortgage Loan Program -- Representations by Sellers; Repurchases' or 'The Pooling and Servicing Agreement -- Assignment of Mortgage Assets' above and all proceeds of any Mortgage Loan repurchased as described under 'The Pooling and Servicing Agreement -- Termination; Optional Termination' below;

          (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance' below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Mortgage Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

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          (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

          (ix) to clear and terminate the Certificate Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty and Bankruptcy Bond or alternative arrangements, follow such collection procedures as it customarily follows with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or to cause to be made Advances, such obligation will remain during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the Mortgagor also remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses' herein. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Mortgage Loans' herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a 'tenant-stockholder' (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be

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no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the Mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by the respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the Mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See 'Credit Enhancement -- Special Hazard Insurance Policies' herein and 'Credit Enhancements -- Insurance -- Special Hazard Insurance Policy' in the related Prospectus Supplement.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for

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maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the 'Primary Insurer'), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, Mortgagor or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Sub-Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are consistent with its practices regarding comparable mortgage loans and are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition

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sufficient to permit recovery under the related Primary Mortgage Insurance
Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings that are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of a Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund that exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See 'Credit Enhancement' herein and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement or the related Agreement, the proceeds from any liquidation of a Mortgage Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Mortgaged Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Mortgage Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Mortgage Loan; and fourth, as a recovery of principal of such Mortgage Loan.

     FHA Insurance; VA Guaranties. Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ('HUD') or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a

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defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is
limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan and HUD must have rejected any request for relief from the Mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer of any Sub-Servicer of each FHA-insured Mortgage Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the Mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Mortgage Loan.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

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     The amount payable under the guaranty will be the percentage of the
VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the 'Master Servicing Fee'). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will, to the extent provided in the related Agreement, pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received (a 'Liquidated Mortgage'), and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of Mortgage Loans, Private Mortgage-Backed Securities or Agency Securities, under Agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans, Private Mortgage-Backed Securities or Agency Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

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     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

LIST OF CERTIFICATEHOLDERS

     Each Agreement will provide that three or more holders of Certificates of any Series may, by written request to the Trustee, obtain access to the list of all Certificateholders maintained by the Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the Agreement and the Certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that the performance by it of its duties thereunder is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of

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Certificates having not less than 25% of the Voting Rights evidenced by the
Certificates; (ii) any failure by the Master Servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of Certificateholders that continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the Voting Rights evidenced by the Certificate; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations. 'Voting Rights' are the portion of voting rights of all of the Certificates which is allocated to any Certificate pursuant to the terms of the Agreement.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates having not less than 66 2/3% of the Voting Rights and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of any class of Certificates of such Series evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein;
(iii) to add to the duties of the Depositor, the Seller or the Master Servicer;
(iv) to add any other provisions with respect to matters or questions arising thereunder; or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement; provided, however, that any action pursuant to clauses (iv) or (v) will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder; provided, further, that no such opinion of counsel will be required if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders to change the manner in which the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating of the class or classes of Certificates of such Series that have been rated. Moreover, the related Agreement may be amended (i) to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund

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as a REMIC or to avoid or minimize the risk of imposition of any tax on the
REMIC, if a REMIC election is made with respect to the Trust Fund, or (ii) to comply with any other requirements of the Code, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification, avoid or minimize such risk or comply with such requirements, as applicable. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates of such Series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing, as to such class, percentage interests aggregating 66%, (iii) reduce the aforesaid percentage of Certificates of any class of holders that is required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see 'Certain Federal Income Tax Consequences' below and in the related Prospectus Supplement), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or, if applicable, the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The

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summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security

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agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that

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the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price,

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accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

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ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), the United States Environmental Protection Agency ('EPA') may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an 'owner' or 'operator' for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all 'responsible parties,' including owners or operators. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest but does not 'participate in the management' of the property (the 'secured creditor exclusion'). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an 'owner or operator' under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the 'Asset Conservation Act'), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other 'responsible parties,' including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

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     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991 (the 'REMIC Regulations'), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code of 1986 (the 'Code' referred to in this section unless otherwise indicated). In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Certificates. In this case, each Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Certificateholder in lieu of amounts due with respect to any Mortgage Loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Certificateholder will be required to report on its federal income tax return in accordance with such Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Certificates, including interest, original issue discount ('OID'), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such taxpayer's other miscellaneous itemized deductions (as defined in the Code) exceed two percent of its adjusted gross income. A Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if such income is received prior to when it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the 'coupon stripping' rules of the Code discussed below.

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     Unless otherwise specified in the related Prospectus Supplement, as to each
Series of Certificates Brown & Wood LLP will have advised the Depositor that:

          (i) a Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent 'loans . . . secured by an interest in real property which is . . . residential property' within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Certificate are of a type described in such Code section;

          (ii) a Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Certificate are of a type described in such Code section; and

          (iii) a Certificate owned by a REMIC will represent an 'obligation . . . which is principally secured, directly or indirectly, by an interest in real property' within the meaning of Code Section 860G(a)(3).

     Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Certificateholders should consult their own tax advisors with respect to the characterization of investments in Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium. The price paid for a Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Certificateholder that acquires an interest in Mortgage Loans at a premium may elect, under Code
Section 171, to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Certificate. The basis for such Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171, however, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by reason prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules that prepayment assumption should be applied in amortizing bond premium.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange of such obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any such loss (e.g., cause the loss to be treated as capital if such assets are held as capital assets by the taxpayer).

     On December 30, 1997 the Internal Revenue Service (the 'IRS') issued final regulations (the 'Amortizable Bond Premium Regulations') dealing with amortizable bond premium. These regulations specifically do not

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apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service (the 'IRS') has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to 'original issue discount' (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See
' -- Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than ARM Loans' below.

     Market Discount. A Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a 'market discount.' Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Certificate will be considered to be zero if the amount allocable to the Certificate is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on such instruments. According to such legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected by reason of prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Certificate at a market discount also may be required to defer, until the maturity date of such Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry such Certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to such Certificate. The amount of

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such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ' -- Single Class of Certificates -- Premium' herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

B. MULTIPLE CLASSES OF CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Certificates, one class of Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the 'Stripped Bond Certificates'), while the second class of Certificates may represent the right to some or all of the interest on such portion (the 'Stripped Coupon Certificates').

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off. See ' -- Non-REMIC Certificates' and 'Multiple Classes of Senior Certificates -- Stripped Bonds and Stripped Coupons' herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See ' -- Non-REMIC Certificates' and ' -- Single Class of Certificates -- Original Issue Discount' herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Loan is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped

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Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the unrecovered premium of such Certificate that is allocable to such Mortgage Loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     2. Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of 'teaser' rates (i.e., the initial rates on the Mortgage Loans are lower than subsequent rates on the Mortgage Loans) on the Mortgage Loans.

     OID on each Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically ('ARM Loans') likely will be computed as described below under ' -- Accrual of Original Issue Discount.' The following discussion is based in part on Treasury regulations issued on January 27, 1994, under Code Sections 1271 through 1273 and 1275 (the 'OID Regulations') and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Loans underlying the Certificates will be treated as having been issued on the date the were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under ' -- Accrual of Original Issue Discount,' will, unless otherwise specified in the related Prospectus

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Supplement, utilize the original yield to maturity of the Certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Certificates (the 'Prepayment Assumption'), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the 'Legislative History') provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of the receivables such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Certificate must include in gross income the sum of the 'daily portions,' as defined below, of the OID on such Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (ii) any payments received during such accrual period, and subtracting from that total the 'adjusted issue price' of the respective component at the beginning of such accrual period. The adjusted issue price of a Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (e.g., due to points) will be includible by such holder. Other original issue discount on the Mortgage Loans (e.g., that arising from a 'teaser' rate) would still need to be accrued.

     3. Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Certificates attributable to ARM Loans ('Stripped ARM Obligations') to holders in a manner it believes is consistent with the rules described above under the heading ' -- Certificates Representing Interests in Loans Other Than ARM Loans' and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such

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income. Further, the addition of interest deferred by reason of negative amortization ('Deferred Interest') to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Certificate's principal balance will result in additional income (including possibly OID income) to the Certificateholder over the remaining life of such Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A CERTIFICATE

     Sale or exchange of a Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Certificate. Such adjusted basis generally will equal the seller's purchase price for the Certificate, increased by the OID included in the seller's gross income with respect to the Certificate, and reduced by principal payments on the Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Certificate is a 'capital asset' within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     The Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by Certificateholders.

     As used herein, a 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulation provide otherwise), (iii) an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons.

     Interest paid (or accrued) on the Mortgage Loans to a Certificateholder who is a non-U.S. Person will be considered 'portfolio interest,' and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the Trust or other person who is otherwise required to withhold U.S. tax with respect to the Mortgage Loans with an appropriate statement (on Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Mortgage Loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a Mortgage Loan is held through a securities clearing organization or certain other financial institutions, the

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organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the Mortgage Loan. If such interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign person and related matters (the 'New Withholding Regulations') were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN INTERESTS IN MORTGAGE LOANS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMIC CERTIFICATES

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however ' -- Residual Certificates' and ' -- Prohibited Transactions' below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under 'Residual Certificates,' the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the 'REMIC Certificates') may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ('Regular Certificates') or residual interests ('Residual Certificates') in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a 'domestic building and loan association' will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate

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investment trust will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

     In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in ' -- Non-REMIC Certificates -- Single Class of Certificates' above. REMIC Certificates held by a real estate investment trust will not constitute 'Government Securities' within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute 'Government Securities' within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute 'evidences of indebtedness' within the meaning of Code Section 582(c)(1).

     A 'qualified mortgage' for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are 'single family residences' under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the 'Subsidiary REMIC or REMICs' and the 'Master REMIC') for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code; (ii) 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code; and
(iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A. REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with original issue discount ('OID'). Generally, such OID, if any, will equal the difference between the 'stated redemption price at maturity' of a Regular Certificate and its 'issue price.' Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994, under Code Sections 1271 through 1273 and 1275 (the 'OID Regulations') and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994. Holders of Regular Certificates (the 'Regular Certificateholders') should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

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     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The IRS recently issued final regulations (the 'Contingent Regulations') governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The Trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described herein. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its 'stated redemption price at maturity' over its 'issue price.' The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.' Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated Pass-Through Rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the Mortgage Loans are not penalized nor are there reasonable remedies in place to compel payment on such Mortgage Loans. Such position, if successful, would require all holders of Regular Certificates to accrue income on such certificates under the OID Regulations.

     Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price

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at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the 'Super-Premium Certificates'). The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion below under ' -- Accrued Interest Certificates'), so that such Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under ' -- Regular Certificates -- Premium' would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Absent further guidance, the Trustee intends to treat the Super-Premium Certificates as described herein.

     Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under ' -- Regular Certificates -- Premium' should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize such premium.

     Generally, a Regular Certificateholder must include in gross income the 'daily portions,' as determined below, of the OID that accrues on a Regular Certificate for each day a Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is not longer than one year,
(ii) begins or ends on a Distribution Date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of such accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced

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by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ' -- Original Issue Discount and Premium' by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Regular Certificates. Additionally, if some or all of the Mortgage Loans are subject to 'teaser rates' (i.e., the initial rates on the Mortgage Loans are less than subsequent rates on the Mortgage Loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that such Certificates may not have been issued with 'true' non-de minimis original issue discount.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimus market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having

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amortizable bond premium that such Certificateholder owns or acquires. See
' -- Regular Certificates -- Premium' herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, 'market discount' equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of such Regular Certificate's stated redemption price at maturity multiplied by such Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and
(ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on

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which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described herein. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     On December 30, 1997 the Internal Revenue Service (the 'IRS') issued final regulations (the 'Amortizable Bond Premium Regulations') dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and characterization of such losses or reductions in income are uncertain, and, accordingly, Subordinated Certificateholders should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally

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will equal the cost of the Regular Certificate to the seller, increased by any
OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under 'Market Discount' above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a 'capital asset' (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Regular Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ('Payment Lag Certificates') may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ('pre-issuance accrued interest') and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a 'single-class REMIC,' a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are 'pass-through interest holders.' Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See 'Pass-Through of Non-Interest Expenses of the REMIC' under 'Residual Certificates' below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the

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taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and Holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and holders of Residual Certificates (the 'Residual Certificateholder') and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     'Non-U.S. Person' means (i) a person other than a citizen or resident of the United States, (ii) a partnership, corporation, or entity treated as a partnership or corporation for United States federal income tax purposes not formed under the laws of the United States, any State thereof, or the District of Columbia (unless in the case of a partnership Treasury regulations provide otherwise), (iii) any estate the income of which is not subject to United States income taxation regardless of sources, and (iv) any trust other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, a trust that would otherwise qualify as a Non-U.S. Person under the foregoing definition will not so qualify if such trust is eligible to and elects to be treated as a U.S. Person.

     As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. PERSONS WHO OWN REGULAR CERTIFICATES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts

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deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B. RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See ' -- Prohibited Transactions and Other Taxes' below. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to the limitations on the deductibility of 'passive losses.' As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, 'phantom income'). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See ' -- Sale or Exchange of Residual Certificates' below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described above under ' -- Regular Certificates -- Non-Interest Expenses of the REMIC,' other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the Mortgage Loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the Mortgage Loans. The timing of the inclusion of such income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the

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Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See ' -- Sale or Exchange of Residual Certificates' below. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see ' -- Allocation of the Income of the REMIC to the Residual Certificates' above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

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     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the 'Applicable Amount') will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term 'pass-through interest holder' generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an 'excess inclusion') for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as 'unrelated business taxable income' within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see ' -- Tax-Exempt Investors' below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See ' -- Non-U.S. Persons' below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the 'adjusted issue price' (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the 'Federal long-term rate' in effect at the time the Residual Certificate is issued. For this purpose, the 'adjusted issue price' of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The 'federal long-term rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and

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its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the 'wash sale' rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a 'taxable mortgage pool' (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100 percent of the net income derived from 'prohibited transactions' (the 'Prohibited Transactions Tax') and prohibits deducting any loss with respect to such transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the 'Contributions Tax'). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts 'Net income from foreclosure property' generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of, or results from, (i) a breach of the related Master Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Seller, as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Seller. In the event that such Master Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in

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liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its 'unrelated business taxable income' within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See ' -- Residual Certificates -- Excess Inclusions' above.

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see
' -- Regular Certificates -- Non-U.S. Persons' above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as 'portfolio interest,' subject to the conditions described in ' -- Regular Certificates' above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See ' -- Residual Certificates -- Excess Inclusions' above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See ' -- Residual Certificates -- Excess Inclusions' above. If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see ' -- Tax-Related Restrictions on Transfers of Residual Certificates' below.

     Regular Certificateholders that are Non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

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TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by 'disqualified organizations' (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a 'disqualified organization.' The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated 'excess inclusions' with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A 'disqualified organization' means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on 'unrelated business taxable income' and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a 'pass-through entity' (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a 'pass-through entity' means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a 'U.S. Person,' as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under 'Certain Federal Income Tax
Consequences -- Non-REMIC Certificates -- Non-U.S. Persons' above, except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from such residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected

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future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a 'tax avoidance potential' to a 'foreign person' will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively 'Plans') subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and

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that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the 'DOL') issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ('Single Family Certificates') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinated Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term 'mortgage pass-through certificate' would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Senior Certificates issued in a Series in which there is only one class of Senior Certificates; provided that the Certificates in the case of clause (i), or the Senior Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than zero percent (0%)) and a specified percentage (greater than zero percent (0%)) of future principal payments on the Mortgage Loans. It is not clear whether a

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class of Certificates that evidences the beneficial ownership in a Trust Fund divided into mortgage loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a 'mortgage pass-through certificate' for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent (1%) of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See 'Description of the Certificates' herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the 'Underwriter Exemptions') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc. ('S&P'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch IBCA, Inc. ('Fitch');

          (4) the trustee must not be an affiliate of any other member of the Restricted Group;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable

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     compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties.

     The Prospectus Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute 'mortgage related securities' for purposes of SMMEA. Classes of Certificates that qualify as 'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities,' the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or

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require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a 'mortgage related security').

     All depository institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a 'mortgage related security' should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the 'Policy Statement'), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 'mortgage related securities' that are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, such 'high-risk mortgage securities' include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security', and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not 'interest bearing' or 'income paying.'

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Trust Fund) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates

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may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX TO DEFINED TERMS

                                                                                                           PAGE
                                                                                                        ----------
1986 Act.............................................................................................       61, 65
Accretion Directed Certificates......................................................................           28
Accrual Certificates.................................................................................           25
Accrual Class........................................................................................           29
adjusted issue price.................................................................................           62
Advance..............................................................................................       10, 14
Agency Securities....................................................................................         1, 3
Agreement............................................................................................        3, 14
Amortizable Bond Premium Regulations.................................................................       58, 70
Applicable Amount....................................................................................           75
ARM Loans............................................................................................           61
Asset Conservation Act...............................................................................           55
Available Funds......................................................................................           25
balloon payments.....................................................................................        4, 13
Bankruptcy Bonds.....................................................................................        9, 36
beneficial owner.....................................................................................           32
Book-Entry Certificates..............................................................................           32
Buydown Fund.........................................................................................           13
Buydown Loans........................................................................................           13
Calculation Agent....................................................................................           29
CERCLA...............................................................................................           55
Certificate Account..................................................................................           40
Certificate Balance..................................................................................            8
Certificate Register.................................................................................           24
Certificateholder....................................................................................           33
Certificateholders...................................................................................        1, 12
Certificates.........................................................................................     1, 3, 12
Class Certificate Balance............................................................................           25
Closing Date.........................................................................................            3
Code.................................................................................................       11, 57
COFI Certificates....................................................................................           31
Collateral Value.....................................................................................           13
Commission...........................................................................................            2
Component Certificates...............................................................................           28
Components...........................................................................................           28
Contingent Regulations...............................................................................           66
Contributions Tax....................................................................................           76
Cooperative Loans....................................................................................        3, 14
Cooperatives.........................................................................................        3, 14
Cut-off Date.........................................................................................            9
DCR..................................................................................................           81
Deferred Interest....................................................................................           63
Definitive Certificates..............................................................................           32
Depositor............................................................................................     1, 3, 20
Depository...........................................................................................           32
Detailed Description.................................................................................           12
Distribution Date....................................................................................            7
DOL..................................................................................................           80
Eleventh District....................................................................................           30
EPA..................................................................................................           55
ERISA................................................................................................           11
excess servicing.....................................................................................           60
Exchange Act.........................................................................................            2
FHA..................................................................................................            4
FHA Insurance........................................................................................            9
FHA Loans............................................................................................           15
FHLBSF...............................................................................................           30
FHLMC................................................................................................         1, 3
FHLMC Act............................................................................................           16
FHLMC Certificate group..............................................................................           16
FHLMC Certificates...................................................................................            5
Financial Intermediary...............................................................................           32

                                                                                                           PAGE
                                                                                                        ----------
Fitch................................................................................................           81
Fixed Rate Class.....................................................................................           29
Floating Rate Class..................................................................................           29
FNMA.................................................................................................         1, 3
FNMA Certificates....................................................................................            5
Garn-St Germain Act..................................................................................           56
GNMA.................................................................................................         1, 3
GNMA Certificates....................................................................................        5, 15
GNMA I Certificate...................................................................................           15
GNMA II Certificate..................................................................................           15
GNMA Issuer..........................................................................................           15
Guaranty Agreement...................................................................................           15
Guaranteed Mortgage Pass-Through Certificates........................................................            5
Housing Act..........................................................................................           15
HUD..................................................................................................           45
Insurance Proceeds...................................................................................           41
Insured Expenses.....................................................................................           41
Interest Only Class..................................................................................           29
Inverse Floating Rate Class..........................................................................           29
IRS..................................................................................................   58, 59, 70
Liquidated Mortgage..................................................................................           47
Liquidation Expenses.................................................................................           41
Liquidation Proceeds.................................................................................           41
Loan-to-Value Ratio..................................................................................           13
lockout periods......................................................................................        5, 13
Master REMIC.........................................................................................           65
Master Servicer......................................................................................            3
Master Servicing Fee.................................................................................           47
Moody's..............................................................................................           81
Mortgage.............................................................................................           39
Mortgage Assets......................................................................................     1, 3, 12
Mortgage Loans.......................................................................................         1, 3
Mortgage Note........................................................................................            4
Mortgage Pool........................................................................................           12
Mortgage Pool Insurance Policy.......................................................................        9, 34
Mortgage Rate........................................................................................            4
Mortgaged Properties.................................................................................           12
Mortgaged Property...................................................................................        3, 12
Mortgagor............................................................................................           13
National Cost of Funds Index.........................................................................           31
NCUA.................................................................................................           83
New Withholding Regulations..........................................................................           64
Non-U.S. Person......................................................................................           72
Notional Amount Certificates.........................................................................           28
OID..................................................................................................       57, 65
OID Regulations......................................................................................       61, 65
OTS..................................................................................................           31
PACs.................................................................................................           28
Partial Accrual Class................................................................................           29
Parties in Interest..................................................................................           80
pass-through entity..................................................................................           78
Pass-Through Rate....................................................................................        8, 12
Payment Lag Certificates.............................................................................           71
Planned Principal Class Certificates.................................................................           28
Plans................................................................................................           79
PMBS Agreement.......................................................................................           19
PMBS Issuer..........................................................................................        6, 19
PMBS Servicer........................................................................................        6, 19
PMBS Trustee.........................................................................................        6, 19
Policy Statement.....................................................................................           83
Pool Insurer.........................................................................................           34
pre-issuance accrued interest........................................................................           71
Prepayment Assumption................................................................................           62

                                                                                                           PAGE
                                                                                                        ----------
Primary Insurer......................................................................................           44
Primary Mortgage Insurance Policy....................................................................           12
Prime Rate...........................................................................................           32
Principal Only Class.................................................................................           29
Principal Prepayments................................................................................           25
Private Mortgage-Backed Securities...................................................................            3
Prohibited Transactions Tax..........................................................................           76
PTE 83-1.............................................................................................           80
Purchase Price.......................................................................................           22
Rating Agency........................................................................................           40
RCRA.................................................................................................           55
Record Date..........................................................................................           24
Reference Banks......................................................................................           29
Regular Certificateholders...........................................................................           65
Regular Certificates.................................................................................           64
Relief Act...........................................................................................           56
REMIC................................................................................................        1, 11
REMIC Certificates...................................................................................           64
REMIC Regulations....................................................................................           57
Reserve Fund.........................................................................................        9, 37
Reserve Interest Rate................................................................................           30
Residual Certificateholder...........................................................................           72
Residual Certificates................................................................................           64
Retained Interest....................................................................................           23
S&P..................................................................................................           81
Scheduled Principal Class Certificates...............................................................           28
Seller...............................................................................................         1, 3
Sellers..............................................................................................           12
Senior Certificateholders............................................................................        8, 34
Senior Certificates..................................................................................            7
Sequential Pay Certificates..........................................................................           28
Series...............................................................................................         1, 3
Single Family Certificates...........................................................................           80
SMMEA................................................................................................           10
Special Hazard Insurance Policy......................................................................            9
Special Hazard Insurer...............................................................................           35
Strip Certificates...................................................................................           28
Stripped ARM Obligations.............................................................................           62
Stripped Bond Certificates...........................................................................           60
Stripped Coupon Certificates.........................................................................           60
Subordinated Certificateholders......................................................................        8, 34
Subordinated Certificates............................................................................            7
Sub-Servicer.........................................................................................       10, 14
Subsidiary REMIC.....................................................................................           65
Super-Premium Certificates...........................................................................           67
Support Class Certificates...........................................................................           28
TACs.................................................................................................           29
Targeted Principal Class Certificates................................................................           29
Title V..............................................................................................           56
Treasury Index.......................................................................................           31
Trust Fund...........................................................................................     1, 3, 12
Trustee..............................................................................................            3
UCC..................................................................................................           53
Underwriter Exemption................................................................................           81
U.S. Person..........................................................................................           63
VA...................................................................................................            4
VA Guaranty..........................................................................................        9, 46
VA Loans.............................................................................................           15
Variable Rate Class..................................................................................           29
Voting Rights........................................................................................           49

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

_____________________________                      _____________________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----
                                                       PROSPECTUS SUPPLEMENT
Summary of Terms............................................................................................................   S-3
The Mortgage Pool...........................................................................................................   S-9
Servicing of Mortgage Loans.................................................................................................   S-15
Description of the Certificates.............................................................................................   S-18
Yield, Prepayment and Maturity Considerations...............................................................................   S-26
Credit Enhancement..........................................................................................................   S-36
Use of Proceeds.............................................................................................................   S-37
Certain Federal Income Tax Consequences.....................................................................................   S-38
ERISA Considerations........................................................................................................   S-39
Method of Distribution......................................................................................................   S-41
Legal Matters...............................................................................................................   S-41
Ratings.....................................................................................................................   S-41
                                                            PROSPECTUS
Prospectus Supplement.......................................................................................................     2
Available Information.......................................................................................................     2
Incorporation of Certain Documents by Reference.............................................................................     2
Summary of Terms............................................................................................................     3
The Trust Fund..............................................................................................................    12
Use of Proceeds.............................................................................................................    20
The Depositor...............................................................................................................    20
Mortgage Loan Program.......................................................................................................    20
Description of the Certificates.............................................................................................    23
Credit Enhancement..........................................................................................................    34
Yield and Prepayment Considerations.........................................................................................    37
The Pooling and Servicing Agreement.........................................................................................    39
Certain Legal Aspects of the Mortgage Loans.................................................................................    50
Certain Federal Income Tax Consequences.....................................................................................    57
State Tax Considerations....................................................................................................    79
ERISA Considerations........................................................................................................    79
Legal Investment............................................................................................................    82
Method of Distribution......................................................................................................    83
Legal Matters...............................................................................................................    84
Financial Information.......................................................................................................    84
Rating......................................................................................................................    84
Index to Defined Terms......................................................................................................    85

                                  $733,054,035
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER

                               RESIDENTIAL ASSET
                                 SECURITIZATION
                                 TRUST 1998-A1

                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                   -----------------------------------------

                                     DONALDSON, LUFKIN & JENRETTE
                                 SECURITIES
CORPORATION

                                     [LOGO]

                                JANUARY 28, 1998

_____________________________                      _____________________________